                                                                  EXECUTION COPY

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                  by and among

                     AIRCASTLE INVESTMENT HOLDINGS LIMITED,

                        AIRCASTLE IRELAND NO. 1 LIMITED,

                                 ABH 12 LIMITED

                                       and

                  THE BORROWERS PARTY HERETO FROM TIME TO TIME,
                                  as Borrowers,

                          JPMORGAN CHASE BANK, N.A. and
                      BEAR STEARNS CORPORATE LENDING INC.,
                                   as Lenders

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                                    as Agent

                                       and

                THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME

                          Dated as of October 24, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I
                              Definitions and Terms

1.1.   Definitions.......................................................     1
1.2.   Rules of Interpretation...........................................    23

                                   ARTICLE II
                          The Revolving Credit Facility

                                   ARTICLE III
                                    Security

                                   ARTICLE IV
                             Change in Circumstances

                                    ARTICLE V
                           Conditions to Making Loans

5.1.   Conditions of Closing.............................................    40

                                        i

5.2.   Conditions of Closing of Second Amended and Restated Credit

                                   ARTICLE VI
                         Representations and Warranties

                                   ARTICLE VII
                              Affirmative Covenants

7.19.  Maintenance of Aircraft; Other Covenants and Restrictions; Non-

                                       ii

                                  ARTICLE VIII
                               Negative Covenants

                                   ARTICLE IX
                       Events of Default and Acceleration

                                    ARTICLE X
                                    The Agent

                                       iii

10.6.  Non-Reliance on Agent and Other Lenders...........................    70
10.7.  Resignation of Agent..............................................    70
10.8.  Fees..............................................................    70

                                   ARTICLE XI
                                  Miscellaneous

                                       iv

EXHIBITS

EXHIBIT A          Applicable Commitment Percentages
EXHIBIT B          Form of Assignment and Acceptance
EXHIBIT C          Notice of Appointment (or Revocation) of Authorized
                      Representative
EXHIBIT D          Form of Borrowing Notice
EXHIBIT E          Form of Interest Rate Selection Notice
EXHIBIT F          Form of Note
EXHIBIT G-1        Form of Domestic Counsel Opinion
EXHIBIT G-2        Form of FAA Counsel Opinion at Funding
EXHIBIT G-3        Form of Foreign Counsel Opinion as to Borrower
EXHIBIT G-4        Form of Foreign Counsel Opinion as to Lease and Lessee
EXHIBIT H          Compliance Certificate
EXHIBIT I          Form of Facility Guaranty
EXHIBIT J          Form of Security Agreement
EXHIBIT K          List of Approved Aircraft Models
EXHIBIT L          Required Insurance on Each Aircraft
EXHIBIT M          Form of Lessee Notice
EXHIBIT N          Form of Parent Support Agreement
EXHIBIT O          Form of Lockbox Agreement
EXHIBIT P          Form of Servicing Agreement
EXHIBIT Q          Form of Assumption Letter
EXHIBIT R          Borrowing Base Certificate
EXHIBIT S-1        Form of Pledge and Security Agreement (for pledged beneficial interest in Holdings Subsidiary Trust)
EXHIBIT S-2        Form of Pledge and Security Agreement (for pledged interest in Holdings SPC, Beneficial Owner, Applicable Intermediary
                      or other Subsidiary)
EXHIBIT S-3        Form of Bermuda Pledge
EXHIBIT T          Form of Contribution Agreement
EXHIBIT U          Form of Contribution Agreement Guaranty

SCHEDULES

Schedule 3.3       Information Regarding Collateral
Schedule 6.7       Existing Liens
Schedule 6.8       Tax Matters
Schedule 6.10      Litigation
Schedule 7.19(a)   Maintenance, Return, Alteration, Replacement, Pooling and
                      Lease

                                        v

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

          THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October
24, 2005 (as may be amended, supplemented or otherwise modified from time to time, the "Agreement"), is made by and among Aircastle Investment Holdings
Limited ("Holdings"), an exempted company organized and existing under the laws of Bermuda, AIRCASTLE IRELAND NO. 1 LIMITED, a limited liability company incorporated in Ireland and an indirect subsidiary of the Parent ("Irish
Holdings"), and certain Holdings Subsidiary Trusts and Holdings SPCs (as defined below) designated as Borrowing Affiliates hereunder (such Holdings Subsidiary
Trusts and Holdings SPCs being referred to individually as a "Borrower" or collectively as the "Borrowers"), ABH 12 Limited, an exempted company organized and existing under the laws of Bermuda, as a Guarantors (as defined below) and not a Borrower, JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as a Lender ("JPMCB"), BEAR STEARNS CORPORATE LENDING INC., a
national banking corporation and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.1 (such financial institutions hereinafter being referred to individually as a "Lender" or collectively as the "Lenders"), and JPMORGAN CHASE BANK, N.A., in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 10.7, the "Agent");

                                   WITNESSETH:

          WHEREAS, the Borrowers, the Lenders and the Agent are parties to the
Credit Agreement dated as of February 25, 2005 which was amended and restated
pursuant to the Amended and Restated Credit Agreement dated as of March 4, 2005 as further amended by the Second Amended and Restated Credit Agreement dated as of August 3, 2005 (the "Amended and Restated Credit Agreement");

          WHEREAS, the Borrowers have requested that certain amendments to be made to the Amended and Restated Credit Agreement and to permit certain Irish entities to become borrowers and guarantors hereunder; and

          WHEREAS, the Lenders are willing to make such amendments to the
Amended and Restated Credit Agreement upon the terms and conditions set forth herein;

          NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

          1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

          "ABH 12" means ABH 12 Limited, a wholly-owned subsidiary of Holdings.

          "ABH 12 Security Agreement" means the Security Agreement dated as of
     August 3, 2005, as amended and restated as of the date hereof, made by ABH
     12 in favor of the Agent.

          "ABH 12-JPM Swap Agreement" means the Confirmation and the ISDA Master
     Agreement (including all related schedules and credit support annexes), each dated as of March 2, 2005, between Holdings and JPMorgan Chase Bank,
     N.A., as novated pursuant to the Novation Agreement, dated as of August 3,
     2005, among JPMorgan Chase Bank, N.A., Holdings, as transferor, and ABH 12, as transferee, together with the ISDA Master Agreement (including all related schedules and credit support annexes) dated as of August 3, 2005, as may be further novated, amended, supplemented or otherwise modified from time to time.

          "Account" has the meaning given in the Lockbox Agreement.

          "Acquisition" means the acquisition of any beneficial interest, equity interest or other ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such interest at the time it becomes exercisable by the holder thereof), whether by purchase of such interest or upon exercise of an option or warrant for, or conversion of securities into, such interest.

          "Additional Facility Documents" has the meaning given such term in
     Section 5.1(a)(i).

          "Additional Credit Party" means Irish Holdings and each of its
     Subsidiaries.

          "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with any Guarantor or any Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest or beneficial interest) of any Guarantor or any
     Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest or beneficial interest) of which is beneficially owned or held by any Guarantor or any Borrower; provided, however, at the time any
     Guarantor registers any security issued by it pursuant to the Securities
     Act of 1933, as amended, the figure "10%" used in this definition shall automatically change to "5%" without further action. The term "control"
     means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

          "Aircraft" means any Stage III fixed wing airframe together with the jet Engines therefor (whether or not) affixed thereto.

          "Aircraft Portfolio" means the collective reference to all of the
     Aircraft owned by any Subsidiary of Holdings or Irish Holdings at any one
     time.

                                        2

          "Amended and Restated Credit Agreement" has the meaning given to such term in the first recital to this Agreement.

          "Applicable Aircraft Advance Rate" with respect to any Eligible
     Aircraft means:

          (a) if the number of Eligible Aircraft in the Aircraft Portfolio is less than or equal to 14, 40%;

          (b) if the number of Eligible Aircraft in the Aircraft Portfolio is greater than 14 and less than or equal to 24, 50%; or

          (c) if the number of Eligible Aircraft in the Aircraft Portfolio is greater than 24 and (i) such Eligible Aircraft is a category A Aircraft as listed on Exhibit K, 60% or (ii) such Eligible Aircraft is a category B
     Aircraft as listed on Exhibit K, 50%.

          "Applicable Aircraft Borrowing Base" with respect to any Eligible
     Aircraft means the product of (a) the sum of (i) the Purchase Price of such
     Eligible Aircraft, (ii) the cost of any Approved Improvements in respect of such Eligible Aircraft and (iii) the cost of any Qualified Conversion in respect of such Eligible Aircraft and (b) the Applicable Aircraft Advance
     Rate.

          "Applicable Borrower" means, with respect to any Financed Aircraft, the Borrower that has requested or received a Loan to enable such Borrower to purchase or refinance such Financed Aircraft.

          "Applicable Carrier" means, with respect to any Financed Aircraft, the
     Eligible Carrier that has leased such Financed Aircraft from the Applicable
     Borrower, or from the Applicable Intermediary in accordance with Section
     2.15.

          "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's
     Revolving Credit Commitment and the denominator of which shall be the Total
     Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.1.

          "Applicable Foreign Aviation Law" means, with respect to any Aircraft, any applicable law (other than the FAA Act) of any country or subdivision thereof, governing the registration, ownership, operation, or leasing of all or any part of such Aircraft, or the creation, recordation, maintenance, perfection or priority or Liens on all or any part of such
     Aircraft.

          "Applicable Foreign Jurisdiction" means, with respect to any Aircraft, any jurisdiction that administers an Applicable Foreign Aviation Law.

          "Applicable Intermediary" means, with respect to any Financed
     Aircraft, the Eligible Intermediary that has leased such Aircraft from the
     Applicable Borrower, and

                                        3

     has leased such Aircraft to the Applicable Carrier, in each case in accordance with Section 2.15.

          "Applicable Lease Cure Period" has the meaning assigned thereto in
     Section 9.6.

          "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" for such Lender (or of an affiliate of such
     Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such
     Lender may from time to time specify to the Agent and the Borrowers by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

          "Applicable Margin" means:

               (a) with respect to the Eurodollar Rate, 1.50%, provided that during the Term Out Period, the Applicable Margin with respect to the
          Eurodollar Rate shall be 2.00%; and

               (b) with respect to the Base Rate, one half of one percent
          (.50%), provided that during the Term Out Period, the Applicable
          Margin with respect to the Base Rate shall be one percent (1.00%).

          "Approved Improvements" means improvements made or added to an
     Eligible Aircraft acceptable to the Agent in its reasonable judgment.

          "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit B (with blanks appropriately filled
     in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 11.1.

          "Assumption Letter" means an Assumption Letter in substantially the form of Exhibit Q.

          "Authorized Representative" means any of the President, Chief
     Executive Officer, Chief Operating Officer, Chief Financial Officer or Vice
     President of Holdings or Irish Holdings, as applicable, or any Beneficial
     Owner, in each case as authorized representative for each of the Borrowers, or any other Person expressly designated by the Board of Directors of each of the Borrowers (or the appropriate committee thereof) as an Authorized
     Representative of each of the Borrowers as set forth from time to time in a certificate in the form of Exhibit C.

          "Base Rate" means, for any day, the rate per annum equal to the sum of
     (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day, plus (b) the
     Applicable Margin. Any change in the Base Rate due to a change in the Prime
     Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                                        4

          "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

          "Beneficial Owner" means, with respect to any Holdings Subsidiary
     Trust, any Person who is a direct or indirect wholly-owned subsidiary of
     Holdings or Irish Holdings holding a beneficial interest in such Holdings
     Subsidiary Trust.

          "Board" means the Board of Governors of the Federal Reserve System (or
     any successor body).

          "Borrower" has the meaning given to such term in the preamble to this
     Agreement.

          "Borrowing Affiliate" means any direct or indirect wholly-owned
     Subsidiary of Holdings or Irish Holdings and any Holdings Subsidiary Trust
     or Holdings SPC that in either case is designated as a Borrowing Affiliate hereunder pursuant to Section 2.13 hereof.

          "Borrowing Base" means, as of any date of determination, the aggregate of the Applicable Aircraft Borrowing Bases for all Eligible Aircraft.
     However, (a) the Applicable Aircraft Advance Rate and the Applicable
     Aircraft Borrowing Base for any Unleasable Financed Aircraft shall be zero and (b) if a Borrowing Base Event occurs with respect to any Borrower or a
     Subsidiary thereof then the Applicable Aircraft Advance Rate and the
     Applicable Aircraft Borrowing Base for each Financed Aircraft owned by such
     Borrower shall be zero.

          (a) "Borrowing Base Event" means, with respect to any Borrower, if (i)
     one or more judgments or orders where the amount not covered by insurance
     (or the amount as to which the insurer denies liability) is in excess of
     $250,000 is rendered against such Borrower or any Subsidiary thereof, or
     (ii) there is any attachment, injunction or execution against any of such
     Borrower's or Subsidiaries' properties for any amount in excess of $250,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days.

          "Borrowing Notice" means the notice delivered by an Authorized
     Representative in connection with a Loan under the Revolving Credit
     Facility, in the form of Exhibit D.

          "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the State of New
     York are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England and New York, New York.

          "Capital Expenditures" means, with respect to the Borrowers and their respective Subsidiaries, for any period the sum of (without duplication)
     (i) all expenditures (whether

                                        5

     paid in cash or accrued as liabilities) by any Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of any
     Borrowers and its respective Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any
     Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 7.1(a) or (b), and
     (ii) with respect to any Capital Lease entered into by any Borrower or its
     Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 7.1(a)), all the foregoing in accordance with GAAP.

          "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and
     any successor thereof.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Change of Control" means, at any time, 100% of the beneficial ownership of any Guarantor or any Borrower or any Eligible Intermediary if
     not owned, directly or indirectly, by Holdings or Irish Holdings or 100% of the beneficial ownership of Holdings or Irish Holdings if not owned, directly or indirectly, by Parent.

          "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Agent and on which the conditions set forth in Section 5.1 have been satisfied.

          "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          "Collateral" means, collectively, all property of any Borrower, any
     Subsidiary, any Eligible Intermediary or any other Person (including
     Holdings and Irish Holdings) in which the Agent or any Lender is granted a
     Lien as security for all or any portion of the Obligations, other than
     Obligations of ABH 12 created or incurred in connection with the ABH 12-JPM
     Swap Agreement, under any Security Instrument including, without limitation, the Leases, the Pledged Interests and the other collateral described in such Security Agreement, Pledge Agreement, Lockbox Agreement and other Security Instrument. For the avoidance of doubt, none of the
     Security Instruments shall provide for the grant of a perfected security interest on the Financed Aircraft.

          "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the

                                        6

     financial statements (including footnotes) of such Person in accordance with GAAP, including Statement No. 5 of the Financial Accounting Standards
     Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

               (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

               (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

               (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

               (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

               (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

          "Continue", "Continuation", and "Continued" refers to the continuation pursuant to Section 2.8 hereof of a Eurodollar Rate Loan of one Type as a
     Eurodollar Rate Loan of the same Type from one Interest Period to the next
     Interest Period.

          "Contribution Agreement" means the Amended and Restated Contribution
     Agreement dated the Closing Date, entered into by and between ABH 12 and
     Holdings, substantially in the form of Exhibit T.

          "Contribution Agreement Guarantor" means the Guarantor as defined in the Contribution Guaranty Agreement.

          "Contribution Agreement Guaranty" means that certain Guaranty
     Agreement dated the Closing Date, entered into by and among Irish Holdings and each Borrower for the benefit of ABH 12 to guaranty the obligations of
     Holdings under the Contribution Agreement, substantially in the form of
     Exhibit U.

          "Contribution Agreement Letter Agreements" means the collective reference to Contribution Letter Agreement No. 1 and to Contribution Letter
     Agreement No. 2.

                                        7

          "Contribution Agreement Letter Agreement No. 1" means that certain letter agreement dated the Closing Date, by and among Irish Holdings, each
     Borrower and JPMorgan Chase Bank, N.A.

          "Contribution Agreement Letter Agreement No. 2" means that certain letter agreement dated the Closing Date, by and among each Contribution
     Agreement Guarantor, ABH 12 and JPMorgan Chase Bank, N.A.

          "Convention" means the Convention on the International Recognition of
     Rights in Aircraft signed initially at Geneva in 1948, as the same may be amended, modified or supplemented from time to time. "Convert",
     "Conversion", and "Converted" refers to a conversion pursuant to Section
     2.8 or Article IV of one Type of Loan into another Type of Loan.

          "Credit Party" means, collectively, each Borrower, each Eligible
     Intermediary, each Guarantor, and each other Person (if any) providing
     Collateral pursuant to any Security Instrument.

          "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of
     Default hereunder, provided that if, pursuant to Section 9.6, such event or condition is not deemed to be a breach of the Credit Parties' obligations under this Agreement and the other Loan Documents, such event or condition shall not be deemed to be a "Default" except for the purposes of Section
     7.11, the first two sentences of Section 10.3, the Compliance Certificate in the form of Exhibit H, and Section 4 of the Borrowing Base Certificate
     in the form of Exhibit R.

          "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%)
     above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and
     (iii) in any case, the maximum rate permitted by applicable law, if lower.

          "Depositary Bank" means a bank, trust company or other Person, satisfactory to the Agent, that executes the Lockbox Agreement in the capacity of "Depositary Bank" thereunder.

          "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of
     America.

          "Eligible Aircraft" means any Aircraft which satisfies each of the following requirements:

               (a) such Aircraft is a Stage III aircraft and is one of the models listed on Exhibit K attached hereto;

                                        8

               (b) such Aircraft is owned by the Applicable Borrower;

               (c) such Aircraft is covered by all of the insurance described on
          Exhibit L attached hereto and the Agent (for itself and on behalf of the Lenders) is named as loss payee or contract party on the hull insurance and is named as an additional insured or contract party on the liability insurance;

               (d) neither the Applicable Carrier (if any) nor the Applicable
          Intermediary (if any) is organized under the laws of, or domiciled in, any Prohibited Country; and

               (e) the age of such Aircraft is (i) in the case of a passenger aircraft, 19 years or less and (ii) in the case of a freighter aircraft, 25 years or less, in each case measured from the date of original manufacture as a passenger aircraft or a freighter aircraft, as the case may be, to the date of the original Loan made or to be made in respect of such Eligible Aircraft.

          "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other financial institution approved by the Agent; provided, however, that neither any Borrower nor an affiliate of any Borrower shall qualify as an Eligible Assignee.

          "Eligible Carrier" means any air carrier duly licensed to carry passengers or cargo under applicable law, foreign or domestic.

          "Eligible Intermediary" means, with respect to any Financed Aircraft, a Person that is a direct, wholly-owned subsidiary of the Applicable
     Borrower or, in the case with the Eligible Aircraft with manufacturer's serial number 967, Sierra Leasing Limited.

          "Eligible Lease" or "Eligible Leases" means a fully-executed Lease by a Borrower or Eligible Intermediary (as lessor) to an Eligible Carrier (as lessee) of an Eligible Aircraft, which Lease satisfies each of the following requirements:

               (a) such Lease is a "triple net lease" (subject to any
          arrangement whereby the Borrower and the Eligible Carrier agree to share certain expenses relating to aircraft or engine maintenance, directives, service bulletins or similar items) and requires the lessee to maintain the insurance described in Exhibit L attached hereto with respect to such Aircraft, and to bear all risk of loss, damage or liability with respect to such Aircraft;

               (b) if the Eligible Carrier is domiciled in the United States, the lessor is entitled to the benefits of Section 1110 of the U.S.
          bankruptcy code with respect to the lessor's rights against such lessee, including without limitation the rights to require performance of such lessee's obligations under the Lease or return such Aircraft during such lessee's bankruptcy or insolvency;

               (c) such Lease requires the lessee to comply with covenants and restrictions regarding the maintenance, return, alteration, replacement, pooling

                                        9

          and sublease of such Aircraft, which covenants and restrictions satisfy the requirements of Section 7.19(a) and Schedule 7.19(a)
          hereto;

               (d) if such Lease contains a purchase option, the expected exercise price is equal to or greater than the expected outstanding principal and accrued interest on all Loans relating to such Aircraft as of the date of exercise of such option;

               (e) such Lease prohibits the lessee from flying or locating such
          Aircraft in any country in violation of the applicable laws of any jurisdiction;

               (f) such Lease provides rent payments in US dollars and contains customary covenants and restrictions relating to re-registration of such Aircraft; which covenants and restrictions satisfy the requirements of the Security Agreement;

               (g) at the time of any Loan hereunder relating to such Aircraft or, if later, at the time of the entering into such Lease, no prepayment shall have been made under such Lease, and no Lease payment obligation shall have been accelerated, provided that it is understood that a scheduled rental payment to be paid in advance for a rental period in accordance with the Lease terms is not deemed to be a prepayment;

               (h) at the time of any Loan relating to such Aircraft or, if later, at the time of the delivery of such Aircraft under such Lease, the applicable lessor shall have delivered a Lessee Notice to the applicable lessee; and

               (i) either (i) such Lease is a "true lease" lease (and not a lease intended as security) under applicable commercial law and other applicable law relating to creditors' rights and bankruptcy; or (ii)
          such Lease grants to such Borrower, and such Borrower has at all times under the FAA Act (in the case of Aircraft registered in the United
          States), a perfected first priority mortgage Lien on such Aircraft
          (subject only to Permitted Liens), which Lien has been assigned to the
          Agent;

provided, however, that in the circumstances described in Section 2.15,
"Eligible Lease" means, individually and collectively, (X) a fully-executed
Lease by a Borrower (as lessor) to the Applicable Intermediary (as lessee) of an
Eligible Aircraft, which Lease satisfies each of the requirements for an
"Eligible Lease" set forth in clauses (a) through (h) above except that the lessee is not an Eligible Carrier, and (Y) a fully-executed sublease by such
Applicable Intermediary (as sublessor) to an Eligible Carrier (as sublessee) of such Financed Aircraft, which Eligible Carrier is not a U.S. Carrier, and which
Lease is identical in all material respects (other than the Persons that are lessor and lessee) to the Lease described in clause (X) above, and which Lease satisfies all the requirements for an "Eligible Lease" set forth in clauses (a)
through (i) above, except that the lessor is not a Borrower.

          "Employee Benefit Plan" means, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which any Guarantor or any Borrower or any

                                       10

     of their respective ERISA Affiliates is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an
     "employer" as defined in Section 3(5) of ERISA.

          "Engine" means any aircraft jet engine.

          "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including, without limitation, the
     Comprehensive Environmental Response, Compensation and Liability Act of
     1980, as amended; the Superfund Amendments and Reauthorization Act of 1986,
     as amended; the Resource Conservation and Recovery Act, as amended; the
     Toxic Substances Control Act, as amended; the Clean Air Act, as amended;
     the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
     amended from time to time.

          "ERISA Affiliate" means an entity, whether or not incorporated, that is under common control with any Guarantor or any Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes any
     Guarantor or any Borrower and that is treated as a single employer within the meaning of Section 414 of the Code.

          "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

          Eurodollar     Interbank Offered Rate     Applicable
                         ----------------------
          Rate        =  1- Reserve Requirement  +  Margin

          "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

          "Event of Default" means any of the occurrences set forth as such in
     Section 9.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

          "FAA" means the United States Federal Aviation Administration.

          "FAA Act" means 49 U.S.C. Subtitle VII, Sections 40101 et seq., as amended from time to time, any regulations promulgated thereunder and any successor provision.

          "FAA Counsel" means DeBee & Gilchrist, Daugherty, Fowler and Peregrin,
     Haught and Jenson, Crowe & Dunlevy, or any other law firm having nationally recognized expertise in FAA matters acceptable to the Agent.

                                       11

          "FAA Recording Office" means the office of the FAA in Oklahoma City,
     Oklahoma, maintained as the office for the recordation of Liens on Aircraft and pursuant to the FAA Act, and any successor or additional office performing the same or a comparable function.

          "Facility Guaranty" means each Guaranty Agreement between one or more
     Guarantors and the Agent for the benefit of the Lenders (substantially in the form of Exhibit I attached hereto), delivered as of the Initial Closing
     Date and otherwise pursuant to Section 2.13, 5.1 or 5.3, as the same may be amended, modified or supplemented from time to time.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business
     Day next succeeding such day; provided that (a) if such day is not a
     Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity)
     on such day on such transactions as determined by the Agent.

          "Fee Letter" means the Fee Letter dated January 24, 2005, as amended and restated August 3, 2005, by JPMorgan Chase Bank, N.A., J.P. Morgan
     Securities Inc., Bear Stearns & Co. Inc. and Bear Stearns Corporate Lending
     Inc. and accepted and agreed to by the Parent.

          "Fee Payment Date" means, for any month in which a commitment fee is due, the twentieth (20th ) calendar day of each calendar month (or, if such day is not a Business Day, on the next succeeding Business Day).

          "Financed Aircraft" with respect to any Loan means, collectively, each
     Aircraft, or part thereof, the acquisition of which was or is to be financed or refinanced in whole or in part by such Loan.

          "Fiscal Year" means the twelve-month fiscal period of Holdings, Irish
     Holdings, the Borrowers and their Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

          "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

          "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the
     American Institute of

                                       12

     Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

          "Governmental Authority" means any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the
     United States, or a foreign entity or government.

          "Guaranties" means the Facility Guaranties, the Contribution Agreement
     Guaranty and all other obligations of any Borrower or any other Person directly guaranteeing any Indebtedness or other obligation of any other
     Person.

          "Guarantors" means, at any date, Holdings, Irish Holdings, ABH 12 and the Beneficial Owners, Eligible Intermediaries and Subsidiaries who are
     required to be parties to a Facility Guaranty at such date.

          "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any
     Environmental Law.

          "Holdings SPC" means a Subsidiary, 100% of the voting and equity interests in which are owned directly or indirectly by Holdings or Irish
     Holdings.

          "Holdings" has the meaning given to such term in the preamble to this
     Agreement.

          "Holdings Subsidiary Trust" means any trust (a) that is organized under the laws of a state of the United States, (b) whose trustee is a
     Qualified Trustee and (c) in which 100% of all beneficial interests are owned directly by a direct or indirect wholly-owned Subsidiary of Holdings or Irish Holdings.

          "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves or deferred compensation obligations.

                                       13

          "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, as reflected on the balance sheet of such Person in accordance with GAAP, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

          "Initial Closing Date" means February 28, 2005.

          "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of
     ERISA.

          "Insolvent" means to pertain to a condition of Insolvency.

          "Interbank Offered Rate" means, with respect to any Eurodollar Rate
     Loan for the Interest Period applicable thereto, the rate per annum
     (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on
     Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two
     Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (or, if no such comparable term is quoted, an interpolated rate as reasonably determined by the Agent). If for any reason such rate is not available, the term "Interbank Offered Rate"
     shall mean, with respect to any Eurodollar Rate Loan for the Interest
     Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO
     Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period;
     provided, however, if more than one rate is specified on Reuters Screen
     LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

          "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or on the last day of the preceding Interest Period, as the case may be, and ending on (x) the next occurring day that is the fifteenth day of a calendar month or (y) in the case of an Interest Period of one week, the last day of such week (provided, that Interest Periods of one week in duration may not be selected by a Borrower other than in anticipation of a prepayment of a Loan); provided, that,

               (a) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                                       14

               (b) except in the case of a one-week Interest Period, any
          Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (c) no Interest Period shall extend past the first anniversary of the Stated Termination Date for Revolving Loans.

          "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion
     of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit
     E.

          "Irish Holdings" has the meaning given such term in the preamble to this Agreement.

          "Lease" has the meaning given in the Security Agreement.

          "Lease Event of Default" means any event characterized as an "event of default" (or the equivalent) under any Lease of any Aircraft (or that would be so characterized assuming the sending of any required notice by the lessor in a timely manner).

          "Lender" has the meaning given to such term in the preamble to this
     Agreement.

          "Lessee Notice" means a certificate in form and substance reasonably acceptable to the Agent, duly completed and executed by an Applicable
     Borrower with respect to an Aircraft; and the Agent agrees that the form of
     Lessee Notice attached hereto as Exhibit M is acceptable.

          "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, any Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other
     Person for security purposes.

          "Loan" or "Loans" means any of the Revolving Loans.

          "Loan Documents" means this Agreement, the Notes (if any), the
     Contribution Agreement, the Contribution Agreement Letter Agreements, the
     Security Instruments, the Facility Guaranties, the Contribution Agreement
     Guaranty, the Parent Support Agreement, the Assumption Letters, the Omnibus
     Amendment, the Second Omnibus Amendment and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made

                                       15

     and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

          "Lockbox Agreement" means a lockbox agreement between each Borrower, the Depositary Bank and the Agent substantially the form of Exhibit O hereto, as supplemented from time to time in accordance with the terms thereof.

          "Manufacturer" means any manufacturer of any Financed Aircraft.

          "Manufacturer's Warranty" means any warranty made or offered by any
     Manufacturer with respect to any Financed Aircraft.

          "Material Adverse Effect" means a material adverse effect on (i) the ability of the Credit Parties, taken as a whole, to pay or perform its respective obligations, liabilities and indebtedness under the Loan
     Documents as such payment or performance becomes due in accordance with the terms thereof, or (ii) the rights, powers and remedies of the Agent or any
     Lender under any Loan Document or the validity, legality or enforceability thereof.

          "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

          "Multiemployer Plan" means an Employee Benefit Plan that is a
     "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any
     Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

          "Notes" means, collectively, the promissory notes (if any) of the
     Borrowers evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.5 substantially in the form of Exhibit F, with appropriate insertions as to amounts, dates and names of Lenders.

          "Obligations" means the unpaid principal of and interest on
     (including, without limitation, interest accruing after the maturity of the
     Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Holdings, Irish Holdings, ABH 12 or any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of
     Holdings, Irish Holdings, ABH 12 or any Borrower to the Agent (acting in any capacity) or to any Lender (or, in the case of Rate Hedging
     Obligations, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this
     Agreement, any other Loan Document, any Rate Hedging Obligation entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Agent (acting in any capacity)
     or to any Lender that are required to be paid by Holdings, Irish Holdings,
     ABH 12 or any Borrower pursuant thereto) or otherwise; provided that, notwithstanding any provision of any

                                       16

     Facility Guaranty, the Contribution Agreement Guaranty or any other Loan
     Document to the contrary, Obligations of any Credit Party other than ABH 12 shall not include any Rate Hedging Obligations of ABH 12 created by or incurred in connection with the ABH 12-JPM Swap Agreement.

          "Omnibus Amendment" means the Omnibus Amendment and Reaffirmation of
     Guaranties, dated as of the date August 3, 2005, executed by each Credit
     Party party to any Facility Guaranty, Security Agreement, Pledge Agreement
     or Lockbox Agreement existing as of such date.

          "Operating Circular" means an operating circular issued by the Federal
     Reserve Bank.

          "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action
     (including any required shareholder, trustee, member or partner action), or other similar official action, as applicable, taken by such entity.

          "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, (i) the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership, trust agreement or other applicable organizational or charter documents relating to the creation of such entity which will, in each case, contain provisions reasonably satisfactory to the Lenders to ensure such entity's bankruptcy remoteness, including provisions relating to the appointment of a special member or independent director, the consent of which will be required to approve any decisions related to bankruptcy matters and (ii) the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

          "Parent" means Aircastle Investment Limited, an exempted company organized and existing under the laws of Bermuda.

          "Parent Support Agreement" means the Second Amended and Restated
     Support Agreement executed by Parent substantially in the form of Exhibit
     N.

          "Partnership Interests" has the meaning therefor provided in the
     Pledge Agreement.

          "Payment Date" means any date provided for herein on which the principal of, interest on or other amounts in respect of the Loans is due and payable.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                                       17

          "Permanent Capital Markets Financing" means an aircraft lease securitization, enhanced equipment trust certificate or other permanent aircraft-secured public or private capital markets transaction (which, in each case, does not constitute bridge or interim financing) for the benefit of Parent, Holdings or Irish Holdings or a subsidiary of Holdings or Irish
     Holdings, occurring after the date hereof.

          "Permitted Lien" means any Lien permitted by Section 8.3.

          "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

          "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Pledge and Security Agreement dated as of
     February 25, 2005 between Holdings and the Agent (for the benefit of the
     Agent and the Lenders), (ii) that certain Pledge and Security Agreement dated as of the date hereof between Irish Holdings and the Agent (for the benefit of the Agent and the Lenders), and (iii) any additional Pledge and
     Security Agreement or Share Charge (substantially in the form of Exhibit
     S-1, S-2 or S-3 attached hereto, as applicable), delivered to the Agent pursuant to Section 5.1, 5.2, 5.3 or 2.13, as hereafter amended, supplemented or replaced from time to time. For the avoidance of doubt, the
     Parent shall not be a party to any Pledge Agreement.

          "Pledged Interests" has the meaning given to such term in the Pledge
     Agreement.

          "Prime Rate" means the per annum rate of interest established from time to time by the Reference Bank as its prime or reference rate, which rate may not be the lowest rate of interest charged by the Reference Bank to its customers.

          "Principal Office" means the principal office of the Agent presently located at 270 Park Avenue, New York, New York 10017 or such other office and address as the Agent may from time to time designate. Payments shall be made to the account specified in the Lockbox Agreement or to such other account as the Agent may from time to time specify in writing.

          "Prohibited Countries" means any country in which an Aircraft would not be covered by the insurance requirements of Section 3.7 of the Security
     Agreement (including, if required, political risk insurance), any country with which the United States does not maintain normal diplomatic relations and any country where or with nationals of which it is unlawful for Persons subject to the jurisdiction of the United States to conduct business without material restrictions or limitations.

          "Purchase Price" with respect to any Aircraft means the actual purchase price paid for such Aircraft by the Applicable Borrower, together with all other reasonable out of pocket expenses (including reasonable attorneys fees of each of the Borrower and the Agent) incurred or which is estimated by the Borrower to be incurred in respect of such Aircraft, in each case reasonably acceptable to the Agent.

                                       18

          "Qualified Conversion" means the conversion of a Financed Aircraft from passenger configuration to a freighter configuration that meets the following conditions: (a) such conversion is performed by a conversion company that is well established with a program that has an FAA granted
     Supplemental Type Certificate to perform the intended work; (b) the conversion work is performed pursuant to a contract, assigned to the
     Lenders as collateral security, on terms and conditions that are reasonably acceptable to the Lenders; and (c)(i) the senior unsecured long-term debt rating of the conversion company is not less than BBB/Baa2 or (ii) the conversion company has caused a performance bond, letter of credit or other security naming the Agent as beneficiary, in an amount equal to 125% of the
     Loan of such Financed Aircraft, in each case in form and substance satisfactory to the Lenders to be issued by a surety or other Person customarily engaged in the performance bonding and surety business or issuing letters of credit reasonably acceptable to the Lenders.

          "Qualified Trustee" means (i) Wilmington Trust Company, Wells Fargo
     Bank Northwest, N.A., JPMorgan Chase Bank, N.A., or another bank or trust company having a combined capital and surplus of at least One Hundred
     Million Dollars ($100,000,000) or (ii) any other Person acceptable to the
     Agent.

          "Quarterly Period" means a fiscal quarter of the Borrowers and their
     Subsidiaries.

          "Rate Hedging Obligations" means any and all obligations of Holdings,
     Irish Holdings, ABH 12, any Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

          "Reference Bank" means JPMorgan Chase Bank, N.A.

          "Regulation A" means a Regulation A circular issued by such Federal
     Reserve Bank.

          "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

          "Regulatory Change" means any change effective after the Initial
     Closing Date in United States federal or state laws or regulations
     (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or

                                       19

     regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

          "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section
     4241 of ERISA.

          "Reportable Event" means any of the events set forth in Section
     4043(b) of ERISA, other than those events as to which the third day notice period is waived by the PBGC.

          "Required Lenders" means, as of any date, Lenders on such date having
     Credit Exposures (as defined below) aggregating more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the amount of its
     Revolving Credit Commitment; and (b) following the occurrence and during the continuance of an Event of Default, to the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit
     Outstandings; provided that, for the purpose of this definition only, if any Lender shall have failed to fund its Applicable Commitment Percentage of any Loan, the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable
     Commitment Percentage of such Loan to the extent it covers such failure.

          "Requirement of Law" means as to any Person, the Certificate of
     Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the
     Federal Reserve System (or any successor) by member banks of the Federal
     Reserve System against "Eurocurrency liabilities" (as such term is used in
     Regulation D). Without limiting the effect of the foregoing, the Reserve
     Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve
     Requirement.

                                       20

          "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrowers up to an aggregate principal amount at any one time outstanding equal to such
     Lender's Applicable Commitment Percentage of the Total Revolving Credit
     Commitment.

          "Revolving Credit Facility" means the facility described in Article II hereof providing for Loans to the Borrowers by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

          "Revolving Credit Outstandings" means, as of any date of
     determination, the aggregate principal amount of all Revolving Loans then outstanding.

          "Revolving Credit Termination Date" means the earliest of (i) the
     Stated Termination Date, (ii) the date of termination of Lenders'
     obligations pursuant to Section 9.1 upon the occurrence of an Event of
     Default, or (iii) such date as the Borrowers may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, together with all accrued and unpaid interest thereon and reduce the Total Revolving Credit Commitment to zero pursuant to Section 2.7.

          "Revolving Loan" or "Revolving Loans" means any borrowing pursuant to a Loan under the Revolving Credit Facility in accordance with Article II.

          "S&P" means Standard & Poor's Ratings Group, a division of The
     McGraw-Hill Companies, Inc., and any successor thereto.

          "Second Omnibus Amendment" means the Second Omnibus Amendment and
     Reaffirmation of Guaranties, dated as of the date hereof, executed by each
     Credit Party party to any Security Instrument existing as of the date hereof.

          "Secured Party" has the meaning given in the Security Agreement.

          "Security Agreement" means, collectively (or individually as the context may indicate), any Security Agreement (substantially in the form of
     Exhibit J attached hereto) delivered to the Agent pursuant to Section 2.13,
     5.1, 5.2 or 5.3, as hereafter modified, amended or supplemented from time to time.

          "Security Instruments" means, collectively, the Pledge Agreement,
     Security Agreement, the Lockbox Agreement, ABH 12 Security Agreement and
     all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Borrower, any Beneficial
     Owner, any Subsidiary, any Intermediary or any other Person shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

          "Servicing Agreement" means either (i) the Servicing Agreement, dated as of March 4, 2005, between Aircastle Advisor LLC and the Agent or (ii)
     the Servicing Agreement, dated as of the date hereof, between Aircastle
     Advisor (Ireland) Limited and the Agent, as the context may require, in substantially the form of Exhibit P attached.

                                       21

          "Servicer" means either Aircastle Advisor LLC or Aircastle Advisor
     (Ireland) Limited, in each case, a wholly-owned Subsidiary of Aircastle
     Investment Limited.

          "Single Employer Plan" means any Employee Benefit Plan covered by
     Title IV of ERISA which is not a Multiemployer Plan.

          "Solvent" means, when used with respect to any Person, that at the time of determination:

               (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

               (ii) it is then able and expects to be able to pay its debts as they mature;

               (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted; and

               (iv) with respect to any Person incorporated in Ireland, such
          Person is "unable to pay its debts" as that phrase is defined under
          Irish law in Section 214 of the Companies Act 1963 and Section 2(3) of
          the Companies (Amendment) Act 1990.

          "Stated Termination Date" means February 24, 2006.

          "Subsidiary" means any corporation or other entity in which more than
     50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by one or more Guarantors,
     Borrowers and/or by one or more of any Guarantor's Subsidiaries or any
     Borrower's Subsidiaries. With respect to any specified Guarantor or
     Borrower, the "Subsidiaries" of such Guarantor or Borrower shall mean (y)
     any Subsidiary owned directly or indirectly by such Guarantor or Borrower or by any of its Subsidiaries, or (z) any trust with respect to which such
     Guarantor or such Borrower or any of its Subsidiaries has a beneficial interest.

          "Swap Agreement" means one or more agreements between any Borrower and any Lender, on terms similar in all material respects to the ABH 12-JPM
     Swap Agreement and mutually acceptable to such Borrower and such Lender, which agreements create Rate Hedging Obligations.

          "Taxes" means taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority.

          "Term Out Period" means the period from but excluding the Stated
     Termination Date through and including the first anniversary of the Stated
     Termination Date.

                                       22

          "Termination Event" means: (i) a "Reportable Event"; or (ii) the termination of a Single Employer Plan or the filing of a notice of intent to terminate a Single Employer Plan; or (iii) the institution of proceedings to terminate a Single Employer Plan by the PBGC; or (iv) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan; or (v) the imposition of a Lien pursuant to Section
     412 of the Code or Section 302 of ERISA in favor of the PBGC or a Employee
     Benefit Plan; or (vi) any event or condition which results in the
     Reorganization or Insolvency of a Multiemployer Plan; or (vii) any event or condition which results in the termination of a Multiemployer Plan under
     Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

          "Total Revolving Credit Commitment" means a principal amount equal to
     $600,000,000, as may be reduced from time to time in accordance with
     Section 2.7.

          "Trust Agreement" means each of the Trust Agreements between a
     Beneficial Owner and a Qualified Trustee.

          "Trust Estate" means all estate, right, title and interest of each
     Trustee in and to each Aircraft, each lease and all related documents and all other property of the Trustee, including, without limitation, all amounts of rent, insurance proceeds (other than liability insurance proceeds payable to or for the benefit of any Borrower, any Beneficial
     Owner, any Lender or the Agent) and requisition, indemnity or other payments or any kind for or with respect to each Aircraft.

          "Trustee" means a Qualified Trustee, solely in its capacity as trustee under a Trust Agreement.

          "Type" means any type of Loan (i.e., a Base Rate Loan or a Eurodollar
     Rate Loan).

          "Unleaseable" with respect to a Financed Aircraft means (a) such
     Financed Aircraft shall not be subject to an Eligible Lease for 120 consecutive days (excluding the number of days such Aircraft shall be undergoing (i) maintenance or repairs in accordance with the provisions of the Loan Documents, (ii) Approved Improvements or (iii) a Qualified
     Conversion) and (b) after such 120 day period the Agent shall have reasonably determined that the Servicer will be unable to lease such
     Financed Aircraft within 120 days after the date of determination.

          "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such
     Person, even if the right so to vote has been suspended by the happening of such a contingency.

          1.2. Rules of Interpretation.

                                       23

          (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

          (b) Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

          (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

          (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

          (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

          (f) When used herein or in any other Loan Document, words such as
     "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

          (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

          (h) All dates and times of day specified herein shall refer to such dates and times in New York, New York.

          (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request)
     revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

          (j) Any reference to an officer of any Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

          (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the

                                       24

     case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                          THE REVOLVING CREDIT FACILITY

          2.1. Revolving Loans.

          (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Loans to any of the Borrowers under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the applicable Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the
     Revolving Credit Commitment of such Lender, provided, however, that (A) the proceeds of such Loan shall be used by such Borrower to (i) finance or refinance, or reimburse a Borrower for, the Purchase Price of an Eligible
     Aircraft (including additional loans to a Borrower (x) in connection with an increase in the Applicable Aircraft Advance Rate as provided in the definition thereof or (y) in connection with the acquisition of additional
     Eligible Aircraft, provided that such Aircraft is not subject to a Lease)
     or (ii) reimburse a Borrower for required upfront maintenance, a Qualified
     Conversion and any Approved Improvements, and (B) the amount of such Loan
     (together with any other Loans relating to such Aircraft or additional
     Loans pursuant to clause (A)(y) above) shall not exceed the Applicable
     Aircraft Borrowing Base of such Aircraft; and provided, further, that the
     Lenders will not be required and shall have no obligation to make any such
     Loan (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the
     Loans as a result of an Event of Default; and provided, further, that immediately after giving effect to each such Loan, the amount of Revolving
     Credit Outstandings shall not exceed the lesser of the Borrowing Base or the Total Revolving Credit Commitment. Within such limits, the Borrowers may borrow, repay and reborrow under the Revolving Credit Facility on a
     Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date;
     provided, however, that (1) no Revolving Loan that is a Eurodollar Rate
     Loan shall be made which has an Interest Period that extends beyond the first anniversary of the Stated Termination Date and (2) each Revolving
     Loan that is a Eurodollar Rate Loan may, subject to the provisions of
     Section 2.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 4.5. For the avoidance of doubt, if the Applicable Aircraft Advance Rate in respect of an Eligible Aircraft shall increase after a Loan is made in respect of such Eligible Aircraft, then the Applicable Borrower shall be permitted to borrow additional Loans in the manner provided above so long as the aggregate Loans in respect of such Eligible Aircraft shall not exceed the Applicable Aircraft Borrowing
     Base of such Eligible Aircraft.

          (b) Amounts. Each Revolving Loan hereunder and each Conversion under
     Section 2.8, shall be in an amount of at least $500,000 (other than
     Revolving Loans made

                                       25

     in connection with (i) an increase in the Applicable Aircraft Advance Rate as provided in the definition thereof, (ii) an Approved Improvement or
     (iii) a Qualified Conversions).

          (c) Procedures. An Authorized Representative shall give the Agent (i)
     at least three (3) Business Days' irrevocable written notice of an Interest
     Rate Selection Notice with appropriate insertions, effective upon receipt, of each Revolving Loan that is to be Converted into a Eurodollar Rate Loan prior to 10:30 A.M. and (ii) at least one (1) Business Day's written notice, revocable only on or before noon the following Business Day of a
     Borrowing Notice with appropriate insertions, effective upon receipt, of each Revolving Loan (which shall be borrowed as a Base Rate Loan) prior to
     10:30 A.M. and (iii) at least one (1) Business Day's irrevocable written notice of an Interest Rate Selection Notice with appropriate insertions, effective upon receipt, of each Revolving Loan that is to be Converted into a Base Rate Loan prior to 10:30 A.M. Each such notice shall (A) specify the name of the respective Borrower, the amount of the borrowing, the date of borrowing or Conversion (as applicable), type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest and (B)
     identify the Financed Aircraft the acquisition of which is to be financed with the proceeds of the borrowing. Notice of receipt of such Borrowing
     Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of a Loan requested thereunder, shall be provided by the Agent to each Lender by facsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the
     Agent's receipt of such notice.

               (i) Promptly (and, to the extent feasible, not later than 2:00
          P.M.) on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's
          Applicable Commitment Percentage of the Revolving Loan or Revolving
          Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this
          Agreement, be made available to the Applicable Borrower by delivery of the proceeds thereof to the Borrowers' Account or otherwise as shall be directed in the applicable Borrowing Notice by an Authorized
          Representative and reasonably acceptable to the Agent.

               (ii) Each Loan will be made initially as a Base Rate Loan. The
          Borrowers shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Revolving Loans
          in accordance with Section 2.8. Eurodollar Rate Loans and Base Rate
          Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans for any or any Borrower having more than two (2) different Interest Periods.
          If the Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period by the time prescribed by Section 2.8, the applicable Borrower shall be deemed to

                                       26

          have elected for any Eurodollar Loan an Interest Period of the duration provided in clause (x) of the definition of Interest Period.

          2.2. Payment of Interest.

          (a) The Borrowers, jointly and severally, shall pay interest to the
     Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for
     Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest during such period at the Default Rate.

          (b) Interest on each Loan shall be computed on the basis of a year of
     360 days and calculated in each case for the actual number of days elapsed.
     Interest on each Loan shall be paid (x) monthly in arrears on the fifteenth
     (15th) calendar day of each calendar month (or, if such day is not a
     Business Day, on the next succeeding Business Day), (y) upon payment or prepayment of the principal amount of any Loan or any portion thereof, on the amount so paid or prepaid and (z) at the Revolving Credit Termination
     Date.

          2.3. Payment of Principal.

          (a) Scheduled Repayments; Voluntary Prepayments. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the first anniversary of the Stated
     Termination Date, or earlier as specifically provided herein. The Borrower may prepay the outstanding principal amount of any Loan, in whole or in part, upon one Business Day's notice to the Lender. All such prepayments must be accompanied by accrued interest up to, and including, the date of such prepayment and any compensation due under Section 4.5 hereof.

          (b) Mandatory Prepayments.

               (i) Upon the sale of any Aircraft or other asset by any Borrower, or upon the refinancing of any Indebtedness of any Borrower arising from any Loan hereunder, the Borrowers, jointly and severally, shall immediately pay to the Agent an amount equal to the net proceeds of such sale or refinancing, which amount shall be applied by the Agent to reduce outstanding principal and accrued interest on any Loans made to, or for the benefit of, such Borrower. If any net proceeds of such sale or refinancing remain after the repayment in full of all outstanding principal and accrued interest on such Loans, if no
          Default or Event of Default exists at the time, such excess proceeds shall be paid to the Applicable Borrower and may be used by such
          Borrower subject to compliance with the terms of this Agreement and the other Loan Documents.

               (ii) The Borrowers, jointly and severally, shall be required to prepay the Loans, upon five Business Days' prior notice, in an amount equal to any amount by which the aggregate outstanding principal amount of the Loans

                                       27

          exceeds the Borrowing Base. Alternatively, a Borrower may pledge additional Collateral (valued in a manner reasonably acceptable to the
          Agent) to increase the Borrowing Base and avoid such mandatory prepayment.

               (iii) The Borrowers, jointly and severally, shall be required to prepay the Loan relating to a Financed Aircraft, upon five Business
          Days' prior notice, in an amount equal to the product of (x) any amount by which the estimated out-of-pocket costs incurred by the
          Applicable Borrower in acquiring such Financed Aircraft that were included in the Purchase Price exceed the actual amount of such expenses and (y) the Applicable Aircraft Advance Rate.

               (iv) The Borrowers, jointly and severally, shall be required to prepay the Loans in respect of a Financed Aircraft upon the occurrence of an Event of Loss in respect of such Finance Aircraft and on the date required by Section 3.8(b) of the Security Agreement. If any net
          proceeds received in respect of such Event of Loss remain after the repayment in full of all outstanding principal and accrued interest on such Loans, if no Default or Event of Default exists at the time, such excess proceeds shall be paid to the Applicable Borrower and may be used by such Borrower in its discretion.

               (v) The Borrowers, jointly and severally, shall be required to prepay the Loans in the amount distributed for that purpose under
          Section 5.1 of the Lockbox Agreement.

               (vi) Upon any Permanent Capital Markets Financing, the Borrowers,
          jointly and severally, shall be required to prepay the Loans with respect to any Aircraft included in such Permanent Capital Markets
          Financing and if such Permanent Capital Markets Financing is competed on or after the Stated Termination Date and the net proceeds thereof are insufficient to prepay the Loans in full, either (a) the Borrowers shall pledge their interest in the trust relating to such Permanent
          Capital Markets Financing or (b) Holding shall continue to pledge its right, title and interest in and to the Borrowers, to secure for the
          Loans that thereafter remain outstanding until such Loans shall have been paid in full.

          2.4. Manner of Payment. Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds without setoff, deduction or counterclaim before
12:30 P.M. on the date such payment is due.

          (a) The Agent shall deem any payment made by or on behalf of any
     Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the time such funds become available funds. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made

                                       28

     until the later of (x) the date such funds become available funds or (y)
     the next Business Day at the Default Rate from the date such amount was due and payable.

          (b) In the event that any payment hereunder becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause
     (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided, further, that in no event shall any such due date be extended beyond the
     Revolving Credit Termination Date.

          (c) Any payment or prepayment of any principal or interest on any Loan hereunder shall be accompanied by a certificate signed by an Authorized
     Representative and delivered to the Agent, which certificate shall identify such Loan, the amount of principal and interest paid thereon, and the
     Borrower to whom, or for whose benefit, such Loan was originally advanced.

          2.5. Notes. At the request of any Lender, Revolving Loans made by such
Lender shall be evidenced by a Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Revolving
Credit Commitment and shall be duly completed, executed and delivered by the
Borrowers.

          2.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans and the fees described in Section 2.10 shall be made to the Agent for the account of the
Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by any Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from any Borrower.

          2.7. Reductions. The Borrowers shall, by notice from an Authorized
Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving
Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, facsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of
$1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the
Total Revolving Credit Commitment shall be accompanied by payment of the
Revolving Loans to the extent that the principal amount of Revolving Credit
Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate
Loan other than on the last day of the Interest Period of such Eurodollar Rate
Loan unless such prepayment is accompanied by amounts due, if any, under Section
4.5.

                                       29

          2.8. Conversions and Elections of Subsequent Interest Periods. Subject
to the limitations set forth below and in Article IV, the Borrowers may:

          (a) upon delivery, effective upon receipt, of a properly completed
     Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any
     Business Day, Convert all or a part of Eurodollar Rate Loans to Base Rate
     Loans on the last day of the Interest Period for such Eurodollar Rate
     Loans; and

          (b) provided that no Default or Event of Default shall have occurred and be continuing and upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30
     A.M. three (3) Business Days' prior to the date of such election or
     Conversion:

               (i) elect a subsequent Interest Period for all or a portion of
          Eurodollar Rate Loans to begin on the last day of the then current
          Interest Period for such Eurodollar Rate Loans; and

               (ii) Convert Base Rate Loans to Eurodollar Rate Loans on any
          Business Day.

          Each election and Conversion pursuant to this Section 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article IV. The Agent shall give written notice to each Lender of such notice of election or
Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

          2.9. Increase and Decrease in Amounts. The amount of the Total
Revolving Credit Commitment that shall be available to the Borrowers as Loans shall be reduced by the aggregate amount of Revolving Credit Outstandings.

          2.10. Fees. Borrower shall pay (i) the fees specified in the Fee
Letter on the dates specified therein and (ii) a commitment fee for the period from and including the date hereof to the Revolving Credit Termination Date, computed at a rate of 0.25% per annum on the average daily amount of the available Revolving Credit Commitment of such Lender during the period for which payment is made, payable monthly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

          2.11. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to any Borrower as herein provided, the Agent may in its discretion and in its capacity as a Lender, but shall not be obligated to, advance all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates as if it had originally made such Loan; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with

                                       30

respect to such deficiency advance until such deficiency advance shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by a Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the
Federal Reserve Bank, then such payment shall be to the Agent as a Lender in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon.

          2.12. Use of Proceeds. The proceeds of each Loan made pursuant to the
Revolving Credit Facility hereunder shall be used by the Applicable Borrower to finance or refinance, or reimburse a Borrower for the Purchase Price of an
Eligible Aircraft and costs incurred in connection with any Approved
Improvements or any Qualified Conversion.

          2.13. Designation of Borrowing Affiliate; Releases.

          (a) An Authorized Representative may from time to time designate any
     Holdings Subsidiary Trust or Holdings SPC which has not joined in the execution of this Agreement as a "Borrowing Affiliate" hereunder by causing such Holdings Subsidiary Trust or Holdings SPC to execute and deliver a duly completed Assumption Letter (in the form attached hereto as Exhibit Q)
     to the Agent with the written acknowledgment of the Borrowers and the Agent at the foot thereof, together with (a) Facility Guaranties executed by each
     Beneficial Owner of any such Holdings Subsidiary Trust, by each Subsidiary of any such Beneficial Owner (other than such Holdings Subsidiary Trust), by each Subsidiary of such Holdings Subsidiary Trust or of such Holdings
     SPC and by the Applicable Intermediary (if any), (b) Security Agreements
     signed by such Holdings Subsidiary Trust or Holdings SPC, by each
     Beneficial Owner of any such Holdings Subsidiary Trust, by each Subsidiary of any such Beneficial Owner, by each Subsidiary of such Holdings
     Subsidiary Trust or Holdings SPC and by the Applicable Intermediary (if
     any), (c) Pledge Agreements signed by the respective Beneficial Owners and other owners, granting a security interest in the Pledged Interests in such
     Holdings Subsidiary Trust or Holdings SPC in any Subsidiary thereof, in any
     Beneficial Owner and in any Subsidiary thereof, and in the Applicable
     Intermediary (if any), and (d) all additional documents required under such
     Assumption Letter. Upon such execution, delivery and consent, such Holdings
     Subsidiary Trust or Holdings SPC (as the case may be) shall for all purposes be a party hereto as a Borrower as fully as if it had executed and delivered this Agreement.

          (b) So long as (w) all Loans made to or on behalf of any Borrower, together with all accrued interest on such Loans, have been paid in full,
     (x) all other outstanding Obligations of such Borrower (except Obligations to pay principal and interest on Loans other than those Loans described in clause (w)) have been paid in full, (y) no Default or Event of Default has occurred and will be continuing after giving effect to such termination, and (z) any prepayment required under Section 2.3(b) has been made, then such Borrower may, by not less than three (3) days prior notice to the
     Agent (which shall promptly notify the Lenders thereof), (i) terminate its status as a "Borrowing Affiliate"

                                       31

     and "Borrower" hereunder and under the other Loan Documents, and (ii) (with respect to any Beneficial Owner of such Borrower) unless such Person also holds a beneficial interest in any other Borrower, terminate the status of such Person and any other Subsidiary of such Person as a "Guarantor"
     hereunder and under the other Loan Documents, and (iii) terminate the status of the Applicable Intermediary (if any) and any other Subsidiary of such Borrower as a "Guarantor" hereunder and under the other Loan
     Documents. Upon such terminations (provided the conditions to such terminations are satisfied), the Agent shall take all actions reasonably requested by such Borrower (A) to release the Liens of the Agent on all
     Collateral owned by such Borrower and its Subsidiaries (including the
     Applicable Intermediary, if any) and to release such Borrower and such
     Subsidiaries from all of their respective obligations under the Loan
     Documents (including without limitation a written release to such effect),
     (B) unless such Beneficial Owner also holds a beneficial interest in any other Borrower, to release the Liens of the Agent on all Collateral owned by such Beneficial Owner and its other Subsidiaries and to release such
     Beneficial Owner and such other Subsidiaries from all of their respective obligations under the Loan Documents (including without limitation a written release to such effect), (C) to release the Lien of the Agent with respect to any Pledged Interests in such Borrower, its Subsidiaries and the
     Applicable Intermediary, and (D) (unless such Beneficial Owner also holds a beneficial interest in any other Borrower) to release the Lien of the Agent with respect to any Pledged Interests in such Beneficial Owner. Any provision of this Section 2.13 or any other provision of any Loan Document notwithstanding, in no event shall Holdings or Irish Holdings be released from its obligations to pay indemnification to, or reimburse any costs or expenses of, the Agent or any Lender (including without limitation the obligations under Article IV and Sections 4.6, 7.15, 11.5 and 11.9), which agreements and obligations shall survive any release or termination of any
     Credit Party (other than Holdings or Irish Holdings) pursuant to this
     Section 2.12.

          (c) So long as (x) all obligations of ABH 12 under the ABH 12-JPM Swap
     Agreement have been paid in full, (y) no Default or Event of Default has occurred and will be continuing after giving effect to such termination, and (z) any prepayment of interest on the Loans and other Obligations required under the ABH 12-JPM Swap Agreement to be made from the proceeds of such ABH 12-JPM Swap Agreement has been made, then ABH 12 may, by not less than three (3) days prior notice to the Agent (which shall promptly notify the Lenders thereof), unless ABH 12 holds a beneficial interest in any Borrower, terminate its status as a "Guarantor" hereunder and under the other Loan Documents. Upon such termination (provided the conditions to such terminations are satisfied), unless ABH 12 becomes a party to this
     Agreement as a "Borrower" or a "Borrowing Affiliate" or holds beneficial interest in any Borrower, the Agent shall take all actions reasonably requested by ABH 12 to release the Liens of the Agent on all Collateral owned by ABH 12 and to release ABH 12 from all of its obligations under the
     Loan Documents (including without limitation a written release to such effect).

          2.14. Joint and Several Liability. Each Borrower (including without limitation each Borrowing Affiliate) agrees and acknowledges that the
Obligations (subject to the proviso in the last sentence in the definition of
"Obligations" as such term is defined in Section 1.1

                                       32

herein) constitute and will constitute joint and several obligations and liabilities of the Borrowers; provided, however, that anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Borrower with respect to the joint and several liability under this Section
2.14 shall in no event exceed the amount which can be guaranteed by such
Borrower under applicable federal, state and applicable foreign laws relating to the insolvency of debtors. Each Borrower further agrees and acknowledges that all actions taken, elections made and notices and certificates furnished or received by it under or pursuant to the Loan Documents shall constitute the action, election, notice or certification of all of the Borrowers under the Loan
Documents, and that each Authorized Representative shall have full authority to act for and on behalf of all of the Borrowers for all purposes of the Loan
Documents. Each Borrower agrees that the joint and several liability of the
Borrowers shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, release or other alteration of any of the rights of the Agent or any Lender with respect to the Collateral other than as provided in Section 2.13(b) hereof, nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent, any Lender or any other Person with respect to any of the Obligations, nor by any other agreements or arrangements whatever with any other Borrower or with anyone else, each
Borrower hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower hereunder is direct and unconditional as to all of the Obligations hereunder, and may be enforced without requiring the Agent, any Lender or any other Person first to resort to any other right, remedy or security; no Borrower shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for indemnity whatsoever, nor any right of recourse to security for any of the
Obligations hereunder, unless and until all of said Obligations have been paid in full; except as provided in Section 2.13(b) hereof and subject to the proviso to the first sentence of this Section 2.14, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full payment and performance of all of the Obligations; any and all present and future debts and obligations of each Borrower to the other Borrowers are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of the Borrowers to the Agent, the Lenders and any other
Person.

          2.15. Eligible Lease Involving Eligible Intermediary. In lieu of leasing a Financed Aircraft directly to an Eligible Carrier, a Borrower may lease such Financed Aircraft directly to an Eligible Intermediary pursuant to an
Eligible Lease described in clause (X) of the proviso to the definition of
"Eligible Lease"; provided that

          (a) such Eligible Intermediary simultaneously subleases such Aircraft to an Eligible Carrier pursuant to an Eligible Lease described in clause
     (Y) of the proviso to the definition of "Eligible Lease" and such sublease is pledged as collateral security for the obligations of the Eligible
     Intermediary under the head lease;

          (b) in the case of any Loan with respect to such Aircraft, all Loan conditions that pertain to any Eligible Lease or other Lease by a Borrower of such Aircraft (including without limitation requirements concerning the perfection of Liens on Collateral, and

                                       33

     delivery of copies of the Leases and Lessee Notices) shall be satisfied with respect to each such Lease to or by the Applicable Intermediary;

          (c) all provisions of any Loan Document that pertain to any Eligible
     Lease or other Lease by a Borrower of such Aircraft shall apply to each such Lease to or by the Applicable Intermediary; and

          (d) the lease/sublease structure shall not result in adverse tax or other consequences to the Agent or any Lender which have not been indemnified or otherwise addressed to the reasonable satisfaction of the
     Agent.

                                   ARTICLE III

                                    SECURITY

          3.1. Security. As security for the full and timely payment and performance of all Obligations, the Credit Parties shall on or before the date of the initial Loan do or cause to be done all things necessary in the reasonable opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected first priority security interest under all applicable laws in all Collateral subject to no prior Lien or other encumbrance (that, in each case, has not previously been satisfied in full) or restriction on transfer (other than Permitted Liens).

          3.2. Further Assurances. At the request of the Agent, each Borrower will, or will cause other Credit Parties (as the case may be), to, execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by any
Borrower or any Guarantor or any other Credit Party after the Closing Date.

          3.3. Information Regarding Collateral. ABH 12 and each Borrower represents, warrants and covenants that (i) the chief executive office of each
Borrower and each other Person (including ABH 12) providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 3.3, and (ii) Schedule 3.3 contains a true and complete list of (a) the name and address of each Grantor,
(b) each location of the chief executive office and principal place of business of each Grantor and (c) the country of registration (if applicable) of each
Aircraft. Neither ABH 12, nor any Borrower shall change, or permit any other
Grantor to change, the location of its chief executive office or principal place of business, or use or permit any other Grantor to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at the Borrowers'
or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

                                       34

          3.4. Quiet Enjoyment. The Agent and each Lender hereby agree that, so long as no Lease Event of Default shall have occurred and be continuing under an
Eligible Lease, it will not interfere with the quiet enjoyment of the possession and use of the Aircraft by the Applicable Carrier during the term of such
Eligible Lease and it will (subject to any requirements or restrictions imposed by applicable law) dispose of its interest in the Eligible Aircraft leased under such Eligible Lease expressly subject to such Eligible Lease and on terms such that the purchaser provides a similar right of quiet enjoyment to such
Applicable Carrier. Upon the request of any Borrower, the Agent (on behalf of itself and the Lenders) will confirm the immediately preceding sentence in writing to any Applicable Carrier.

                                   ARTICLE IV

                             CHANGE IN CIRCUMSTANCES

          4.1. Requirements of Law.

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

               (ii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost (other than a
Tax) to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Rate Loans or to reduce any amount receivable hereunder in respect thereof (other than by reason of any Tax), then, in any such case, the Borrowers shall promptly pay such
Lender, upon its demand, any additional amounts necessary to compensate such
Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrowers (with a copy to the Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any
     Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such
     Lender's or such corporation's policies with respect to capital

                                       35

     adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Agent) of a written request therefor, the Borrowers shall pay to such
     Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (c) Each Lender shall promptly notify Holdings, Irish Holdings, the
     Borrowers and the Agent of any event of which it has knowledge occurring after the date hereof, which will entitle a Lender to compensation pursuant to this Section 4.1, and such Lender shall, upon written request by
     Holdings, Irish Holdings or any Borrower, designate a different Applicable
     Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the
     Borrowers (with a copy to the Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrowers shall not be required to compensate a Lender pursuant to this
     Section for any amounts incurred more than three months prior to the date that such Lender notifies the Borrowers of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.2. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

          (a) the Agent determines (which determination shall be conclusive)
     that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such
     Interest Period; or

          (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar
     Rate Loans for such Interest Period;

then the Agent shall give the Borrowers prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type or to Convert Loans of any other Type into Loans of such Type, and the Borrowers shall, jointly and severally, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such
Loans into Base Rate Loans in accordance with the terms of this Agreement.

          4.3. Illegality. Notwithstanding any other provision of this
Agreement, in the event that it becomes unlawful for any Lender or its
Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrowers thereof and such
Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time

                                       36

as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 4.4 shall be applicable).

          4.4. Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other
Type into, Loans of a particular Type shall be suspended pursuant to Section 4.1 or 4.3 hereof (Loans of such Type being herein called "Affected Loans" and such
Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a
Conversion required by Section 4.3 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Loans have been so
     Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its
     Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base
     Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrowers (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to the
Conversion of such Lender's Affected Loans pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other
Lenders are outstanding, such Lender's Base Rate Loans shall be automatically
Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the
Affected Type and by such Lender are held pro rata (as to principal amounts,
Types, and Interest Periods) in accordance with their respective Revolving
Credit Commitments.

          4.5. Compensation. Upon the request of any Lender, Holdings, Irish
Holdings and the Borrowers, jointly and severally, shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such
Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

          (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the
     Loans pursuant to Section 9.1) on a date other than the last day of the
     Interest Period for such Loan; or

          (b) any failure by any Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article V to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate
     Loan on the date for such borrowing,

                                       37

     Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

          4.6. Taxes.

          (a) Any and all payments by any Borrower to or for the account of any
     Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all
     Taxes, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of each Lender and the Agent, Taxes imposed on its income, receipts, capital, net worth or items of tax preference and franchise, doing business and similar Taxes (imposed on it in lieu of net income taxes), imposed on such Lender or Agent as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this
     Agreement or any other Loan Document). If any such non-excluded Taxes ("
     Indemnified Taxes") or Other Taxes are required to be withheld after the date hereof from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii)
     such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Borrower shall furnish to the Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably acceptable to such Lender or the Agent; provided however, that the Borrowers shall not be required to increase such amounts payable to any Lender with respect to any Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d)
     or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor
     (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Taxes pursuant to this paragraph.

          (b) In addition, Holdings, Irish Holdings and the Borrowers agree, jointly and severally, to pay any and all present or future stamp or documentary taxes which arise from the execution or delivery of this
     Agreement or any other Loan Document or the provision of the security interest in any Collateral required hereunder (hereinafter referred to as
     "Other Taxes").

          (c) Holdings, Irish Holdings and the Borrowers agree, jointly and severally, to indemnify each Lender and the Agent for the full amount of
     Indemnified Taxes and Other Taxes (including, without limitation, any
     Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such

                                       38

     Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

          (d) Each Lender, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by any Borrower or the Agent (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), shall provide the
     Borrowers and the Agent with (i) Internal Revenue Service Form W-8BEN,
     W-8ECI or W-8IMY (including all required accompanying information), as appropriate, or any successor form prescribed by the Internal Revenue
     Service (including a United States taxpayer identification number), certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) Internal
     Revenue Service Form W-9 or any successor form prescribed by the Internal
     Revenue Service. In addition, each Lender and the Agent agrees that it will
     (i) take all actions reasonably requested by Holdings, Irish Holdings or a
     Borrower in writing that are consistent with applicable legal and regulatory restrictions to claim any available reductions or exemptions from Indemnified Taxes or Other Taxes and (ii) otherwise cooperate with
     Holdings, Irish Holdings and the Borrowers to minimize any amounts payable by Holdings, Irish Holdings or the Borrowers under this Section 4.6;
     provided, however, that in each case, any out-of-pocket cost relating to such action or cooperation requested by Holdings, Irish Holdings or a
     Borrower shall be borne by Holdings, Irish Holdings or such Borrower and no
     Lender shall be required to take any action that it determines in its sole good faith discretion, may be adverse in any non de minimis respect to it and not indemnified to its satisfaction.

          (e) A Lender that is entitled to an exemption from or reduction of
     non-U.S. withholding tax under the law of the jurisdiction in which a
     Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such
     Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) If Holdings, Irish Holdings or any Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this
     Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender, is not otherwise disadvantageous to such Lender.

                                       39

          (g) Within thirty (30) days after the date of any payment of Taxes,
     Holdings, Irish Holdings or the applicable Borrower shall furnish to the
     Agent the original or a certified copy of a receipt evidencing such payment or otherwise evidence of such payment as is reasonably acceptable to the
     Agent.

          (h) If the Agent or any Lender receives a refund of any Taxes or Other
     Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 4,6, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by a Borrower under this Section 4.6 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant
     Governmental Authority with respect to such refund); provided, that the
     Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to a Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

          (i) Without prejudice to the survival of any other agreement of
     Holdings, Irish Holdings or any Borrower hereunder, the agreements and obligations of Holdings, Irish Holdings and each Borrower contained in this
     Section 4.6 shall survive the termination of the Revolving Credit
     Commitments and the payment in full of the Loans.

                                   ARTICLE V

                           CONDITIONS TO MAKING LOANS

          5.1. Conditions of Closing. The effectiveness of this Agreement is subject to the conditions precedent that:

          (a) the Agent shall have received, in form and substance satisfactory to the Agent and Lenders, the following:

               (i) executed originals of each of this Agreement, the Notes (if applicable), the Contribution Agreement, the Contribution Agreement
          Guaranty, the Contribution Agreement Letter Agreements, the Parent
          Support Agreement, the Servicing Agreement, the ABH 12 Security
          Agreement, the Second Omnibus Amendment and the Share Charge (relating to the shares in Irish Holdings and each new Borrower that is a
          Subsidiary of Irish Holdings), together with all schedules and exhibits thereto (collectively, the "Additional Facility Documents");

               (ii) the favorable written opinion or opinions with respect to the Additional Facility Documents and the transactions contemplated thereby of special counsel to the Credit Parties dated the Closing
          Date (including an opinion

                                       40

          of Irish counsel), addressed to the Agent (on behalf of itself and the
          Lenders), substantially in the form of Exhibit G-1 and Exhibit G-3 or otherwise reasonably satisfactory to special counsel to the Agent;

               (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of Irish
          Holdings and each Subsidiary thereof, certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the
          Additional Facility Documents to be executed by such Person, and authorizing the execution and delivery thereof;

               (iv) specimen signatures of officers of each Additional Credit
          Party, certified by the secretary or assistant secretary of each such
          Additional Credit Party;

               (v) the Organizational Documents of each Additional Credit Party certified as of a recent date by the Secretary of State or comparable official of its jurisdiction of organization;

               (vi) certificate issued as of a recent date by the Secretary of
          State or comparable official of the jurisdiction of formation of each
          Additional Credit Party as to the due existence and good standing of each such Additional Credit Party;

               (vii) certificate of the secretary or assistant secretary of each
          Credit Party party to any Additional Facility Document (other than the
          Additional Credit Parties) certifying that (i) the officers set forth in any certificate delivered to the Agent on or after the Initial
          Closing Date remain as officers of such Credit Party and authorized to execute the Additional Facility Documents and (ii) the Organizational
          Documents of such Credit Party as delivered to the Agent on or after the Initial Closing Date have not in any way been amended or modified and remain in full force and effect as of the Closing Date.

               (viii) reaffirmation by each Borrower of the appointment of the
          Authorized Representative(s) pursuant to the notice dated March 4,
          2005;

               (ix) a Uniform Commercial Code financing statement appropriate for filing in all places required by applicable law to perfect the
          Lien of the Agent under the Security Agreement executed by each
          Additional Credit Party as a first priority Lien as to items of
          Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the
          Lien of the Agent under such Security Agreement as a first priority
          Lien in and to such other Collateral as the Agent may require;

               (x) evidence that any fees payable by the Parent or any Credit
          Party on the Closing Date to the Agent and the Lenders have been paid in full; and

          (b) In the good faith judgment of the Agent and the Lenders:

                                       41

               (i) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse
          Effect; and

               (ii) the Credit Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound.

          5.2. Conditions of Closing of Second Amended and Restated Credit
Agreement. The effectiveness of the Second Amended and Restated Credit Agreement
was subject to the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth in this Section 5.2, other than those documents subject to Section 7.25. For the limited purpose of this Section 5.2, the phrases "shall have received", "shall have approved", "shall have demonstrated",
"shall have delivered" and similar phrases contemplating that future performances were required shall be construed as being performed or waived as of the Closing Date:

          (a) the Agent shall have received, in form and substance satisfactory to the Agent and Lenders, the following:

               (i) executed originals of each of this Agreement, the Notes (if applicable), a Facility Guaranty and the ABH 12 Security Agreement,
          the amended Parent Support Agreement, the Omnibus Amendment and the
          Share Charge (relating to the shares in ABH 12) executed by Holdings, together with all schedules and exhibits thereto (collectively, the
          "Additional Facility Documents");

               (ii) the favorable written opinion or opinions with respect to the Additional Facility Documents and the transactions contemplated thereby of special counsel to the Credit Parties dated the Closing
          Date (other than opinions of Irish and French counsel), addressed to the Agent (on behalf of itself and the Lenders), substantially in the form of Exhibit G-1 or otherwise reasonably satisfactory to special counsel to the Agent;

               (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each
          Credit Party other than Constellation Aircraft Leasing (France) Sarl and Constitution Aircraft Leasing (Ireland) Limited (or, in the case of a Credit Party that is a trust, resolutions of the appropriate board or committee of each trustee thereof) certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Additional Facility Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                                       42

               (iv) specimen signatures of officers of ABH 12, certified by the secretary or assistant secretary of ABH 12;

               (v) the Organizational Documents of ABH 12 certified as of a recent date by the Secretary of State or comparable official of its jurisdiction of organization;

               (vi) certificate issued as of a recent date by the Secretary of
          State or comparable official of the jurisdiction of formation of ABH
          12 as to the due existence and good standing of ABH 12;

               (vii) certificate of the secretary or assistant secretary of each
          Credit Party party to any Additional Facility Document (other than ABH
          12) certifying that (i) the officers set forth in any certificate delivered to the Agent on or after the Initial Closing Date remain as officers of such Credit Party and authorized to execute the Additional
          Facility Documents and (ii) the Organizational Documents of such
          Credit Party as delivered to the Agent on or after the Initial Closing
          Date have not in any way been amended or modified and remain in full force and effect as of the Closing Date.

               (viii) reaffirmation by each Borrower of the appointment of the
          Authorized Representative(s) pursuant to the notice dated March 4,
          2005;

               (ix) a Uniform Commercial Code financing statement appropriate for filing in all places required by applicable law to perfect the
          Lien of the Agent under the Security Agreement executed by ABH 12 as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Lien of the Agent under such Security Agreement as a first priority Lien in and to such other
          Collateral as the Agent may require;

               (x) evidence that all fees payable by the Parent or any Credit
          Party on the Closing Date to the Agent and the Lenders have been paid in full; and

          (b) In the good faith judgment of the Agent and the Lenders:

               (i) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse
          Effect; and

               (ii) the Credit Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound.

                                       43

          5.3. Conditions of Revolving Loans. The obligation of the Lenders to make Revolving Loans hereunder on or subsequent to the Initial Closing Date
(other than additional loans to a Borrower in connection with (i) an increase in the Applicable Aircraft Advance Rate as provided in the definition thereof, (ii)
Approved Improvements, or (iii) a Qualified Conversion) is subject to the conditions precedent that:

          (a) each of the conditions to making the Revolving Credit Facility available to the Borrowers, as set forth in Section 5.1, shall have been satisfied on or prior to the date of the initial Loan after the Closing
     Date;

          (b) the representations and warranties of the Credit Parties set forth in Article VI and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;

          (c) the Borrowing Affiliate with respect to such Loan shall have executed and delivered to the Agent an Assumption Letter, and each Borrower and the Agent shall have executed such Assumption Letter and the Borrowing
     Affiliate shall have delivered to the Agent all other agreements, instruments and documents required by such Assumption Letter;

          (d) the Borrowing Affiliate with respect to such Loan shall have delivered to the Agent (i) Facility Guaranties fully executed by Holdings,
     Irish Holdings and any Beneficial Owner of such Borrowing Affiliate, by each Subsidiary of any such Beneficial Owner (other than such Borrowing
     Affiliate), by each Subsidiary of such Borrowing Affiliate and by the
     Applicable Intermediary (if any); (ii) Pledge Agreements fully executed by the appropriate pledgors, granting a security interest in all Pledged
     Interests with respect to each such Beneficial Owner, such Borrowing
     Affiliate, each Subsidiary of any Beneficial Owner, each Subsidiary of such
     Borrowing Affiliate, and the Applicable Intermediary (if any); (iii)
     Security Agreements fully executed by such Borrowing Affiliate, any
     Beneficial Owner of such Borrowing Affiliate, each Subsidiary of any
     Beneficial Owner, each Subsidiary of such Borrowing Affiliate, and the
     Applicable Intermediary (if any); and ((iv) Lockbox Agreements executed by each Borrower;

          (e) the Agent shall have received the latest drafts of the following within 5 Business Days prior to the date of the Loan, an organized pre-closing of the required documentation shall have occurred at least one
     Business Day prior to the date of the Loan, and the Agent shall have received final versions of the following, in form and substance satisfactory to the Agent and the Lenders, on or prior to the date of the
     Loan:

               (i) each of the documents and instruments (including without limitation the opinions of counsel, the resolutions of boards of directors or other appropriate governing bodies or committees, the specimen signatures, officer's certificates, Organizational Documents and governmental certificates of existence, qualification, good standing and assumed name) required by Section 5.1 as if such
          Borrowing Affiliate had been a Borrowing Affiliate (and its

                                       44

          Beneficial Owner, their respective Subsidiaries and the Applicable
          Intermediary (if any) had been in such positions) on the Initial
          Closing Date;

               (ii) with respect to each Financed Aircraft registered in the
          United States, the favorable written opinion with respect to the Loan
          Documents and the transactions contemplated thereby of FAA Counsel dated the date of such Loan, addressed to the Agent (on behalf of itself and the Lenders), substantially in the form of Exhibit G-2 or otherwise reasonably satisfactory to special counsel to the Agent;

               (iii) with respect to every other Financed Aircraft, the
          favorable written opinion with respect to the Loan Documents and the transactions contemplated thereby of local counsel in each Applicable
          Foreign Jurisdiction dated the date of such Loan, addressed to the
          Agent (on behalf of itself and the Lenders), substantially in the forms of Exhibit G-3 and Exhibit G-4 or otherwise reasonably satisfactory to special counsel to the Agent;

               (iv) certificates of insurance from qualified brokers of aircraft insurance or other evidence satisfactory to the Agent, evidencing all insurance required by the Loan Documents (including without limitation all insurance required by Exhibit L with respect to each Aircraft that is to be a Financed Aircraft);

               (v) a Borrowing Notice;

               (vi) a certificate of an Authorized Representative substantially in the form of Exhibit R containing computations of the Borrowing Base and providing information about the Financed Aircraft, in each case after giving effect to such Loan and any related Financed Aircraft;

               (vii) Uniform Commercial Code financing statements appropriate for filing in all places required by applicable law to perfect the
          Liens of the Agent under the Security Instruments as a first priority
          Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security
          Instruments as a first priority Lien in and to such other Collateral as the Agent may require, including without limitation:

                         (1) the delivery by the Borrowers of all stock
                    certificates and other certificates, if any, evidencing
                    ownership of any Pledged Interests, accompanied in each case by duly executed stock or transfer powers (or other
                    appropriate transfer documents) in blank affixed thereto;
                    and

                         (2) the delivery by the Borrowers of "control
                    agreements" that have been executed by the respective
                    issuers (and

                                       45

                    consented to by the respective Credit Parties) with respect to any uncertificated Pledged Interests;

                         (3) with respect to each Financed Aircraft registered
                    in the United States, evidence of the filing with the FAA
                    Recording Office all documents required by the FAA in order to protect the Applicable Borrower's right, title and
                    interest in such Financed Aircraft;

                         (4) with respect to each Financed Aircraft not
                    registered in the United States, evidence of the filing with each applicable recording office in each Applicable Foreign
                    Jurisdiction of all documents required by such office or any
                    Applicable Foreign Aviation Law in order to protect the
                    Applicable Borrower's right, title and interest in such
                    Financed Aircraft in such Applicable Foreign Jurisdiction;

                         (5) a copy of the executed purchase agreement and
                    executed bill of sale evidencing the purchase by the
                    Applicable Borrower of each Financed Aircraft;

                         (6) copies of the certificates of aircraft registration
                    issued by the FAA and certificates of airworthiness issued by the FAA, in each case with respect to each Aircraft
                    registered in the United States; and

                         (7) evidence of registration and other applicable
                    qualification issued by any Applicable Foreign Jurisdiction to the extent such registration or qualification is required by an Applicable Foreign Aviation Law, in each case with
                    respect to each Aircraft not registered in the United
                    States;

               (viii) results of a search of Liens filed with the FAA or any
          Applicable Foreign Jurisdiction with respect to any Aircraft that is or is to be a Financed Aircraft;

               (ix) for each Financed Aircraft that will be subject to an
          Eligible Lease on the date of the initial Loan, copies of each such
          Eligible Lease;

               (x) for each Financed Aircraft that will be subject to an
          Eligible Lease on the date of the initial Loan for such Financed
          Aircraft, a Lessee Notice and evidence (which may be in the form of a legal opinion) that the Agent shall have the right, under the laws of the Applicable Foreign Jurisdiction, to enforce directly the Eligible
          Lease against the Lessee, including without limitation, the obligation of the Lessee to make payments under the Eligible Lease to the applicable Account; and

                                       46

               (xi) a fully-executed copy of the Servicing Agreement certified by a Secretary or Assistant Secretary of Servicer, and certification of the amount of fees to be payable to Servicer in connection with such Servicing Agreement, which agreement and fees shall be acceptable to the Agent in its sole reasonable discretion;

          (f) at the time of (and after giving effect to) the initial Loan, no
     Default or Event of Default specified in Article IX shall have occurred and be continuing;

          (g) immediately after giving effect to the initial Loan;

               (i) the aggregate principal balance of all outstanding Revolving
          Loans for each Lender shall not exceed such Lender's Revolving Credit
          Commitment; and

               (ii) the Revolving Credit Outstandings shall not exceed the lesser of the Borrowing Base or the Total Revolving Credit Commitment.

          5.4. Conditions of Subsequent Advances Under Revolving Loans. The
obligation of the Lenders to make an additional loan to a Borrower in connection with (i) an increase in the Applicable Aircraft Advance Rate as provided in the definition thereof, (ii) Approved Improvements, or (iii) a Qualified Conversion
is subject to the conditions precedent that:

          (a) the representations and warranties of the Credit Parties set forth in Article VI and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;

          (b) the Agent shall have received final versions of the following at least one Business Day prior to the date of the Loan:

               (i) a Borrowing Notice; and

               (ii) a certificate of an Authorized Representative substantially in the form of Exhibit R containing computations of the Borrowing Base and providing information about the Financed Aircraft, in each case after giving effect to such Loan and any related Financed Aircraft;

          (c) at the time of (and after giving effect to) the initial Loan, no
     Default or Event of Default specified in Article IX shall have occurred and be continuing; and

          (d) immediately after giving effect to the initial Loan;

               (i) the aggregate principal balance of all outstanding Revolving
          Loans for each Lender shall not exceed such Lender's Revolving Credit
          Commitment;

                                       47

               (ii) the Revolving Credit Outstandings shall not exceed the lesser of the Borrowing Base or the Total Revolving Credit Commitment.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          Holdings, Irish Holdings, ABH 12 and each Borrower represents and warrants with respect to itself, its Subsidiaries (if any) and each other Credit
Party (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

          6.1. Organization and Authority.

          (a) Each Borrower, each Subsidiary and each other Credit Party is a trust, corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation;

          (b) Each Borrower, each Subsidiary and each other Credit Party (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the
     Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

          (c) Each Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes (if applicable), and to borrow hereunder, and to execute, deliver and perform each of the other Loan
     Documents to which it is a party;

          (d) Each Credit Party (other than the Borrowers) has the power and authority to execute, deliver and perform each of the Loan Documents to which it is a party; and

          (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party (as the case may
     be), enforceable against such Credit Party (as the case may be) in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

          6.2. Loan Documents. The execution, delivery and performance by each
Credit Party of each of the Loan Documents to which it is a party:

          (a) have been duly authorized by all requisite Organizational Action of such Credit Party (as the case may be) required for the lawful execution, delivery and performance thereof;

          (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental

                                       48

     Authority or arbitral authority binding on such Credit Party or their respective properties, or (iii) the Organizational Documents of such Credit
     Party;

          (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit
     Party is a party, or by which the properties or assets of such Credit Party are bound; and

          (d) does not and will not result in the creation or imposition of any
     Lien upon any of the properties or assets of such Credit Party or any
     Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

          6.3. Solvency. At the time of each Loan to a Borrower, such Borrower and each Beneficial Owner of such Borrower and each Eligible Intermediary, if any, is Solvent after giving effect to the transactions contemplated by the Loan
Documents;

          6.4. Subsidiaries and Stockholders. No Borrower or Guarantor (other than Holdings and Irish Holdings) has any Subsidiaries, except that a Guarantor may have a beneficial interest in a Borrower, a Borrower may own an Eligible
Intermediary and a Borrower may be a Subsidiary of a Guarantor;

          6.5. Ownership Interests.

          (a) No Borrower or Guarantor owns any interest in any Person, except that a Guarantor may have a beneficial interest in a Borrower, and a
     Borrower may own an Eligible Intermediary; and

          (b) Holdings or Irish Holdings owns, directly or indirectly, all of the Capital Stock of each Borrower, except for directors' qualifying shares, if any.

          6.6. Liens. The Agent (for itself and on behalf of the Lenders) has a first priority perfected Lien (subject to Permitted Liens) on all Collateral under the Security Instruments;

          6.7. Title to Properties. Each Borrower and each of its Subsidiaries and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind except as provided in the Security Instruments and the Leases; and

          6.8. Taxes. Except as set forth in Schedule 6.8, each Borrower, each of its Subsidiaries and each Credit Party has filed or caused to be filed all federal, state and local tax returns in each case that are required to be filed by it and that, the failure to file, would have a Material Adverse Effect and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements most recently delivered pursuant to Section 7.1(a) and satisfactory to the Borrowers' independent certified public accountants have been established, have paid or caused

                                       49

to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

          6.9. Other Agreements. No Credit Party nor any Subsidiary

               (i) is a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

               (ii) is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material
          Adverse Effect; or

               (iii) shall have, prior to its execution of the Assumption
          Letter, conducted business other than related to the acquisition, leasing, maintenances, financing (solely under the Loan Documents), ownership and disposition of Eligible Aircraft or have incurred any liabilities except to the extent related to such business, including, without limitation, under the Eligible Lease to which it is a party, an aircraft acquisition, sale, maintenance or overhaul agreement and the Loan Documents, none of which liabilities (except (a) the purchase price in respect of an Aircraft, (b) liabilities in respect of
          Approved Improvements and (c) those arising under the Loan Documents and the Eligible Leases) are material to the Borrowers taken as a whole.

          6.10. Litigation. Except as set forth in Schedule 6.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of any Borrower, threatened by or against any Borrower or any
Subsidiary or other Credit Party or affecting any Borrower or any Subsidiary or other Credit Party or any properties or rights of any Borrower or any Subsidiary or other Credit Party, which could reasonably be likely to have a Material
Adverse Effect;

          6.11. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for "buying" or
"carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or
(b) for any purpose that violates the provisions of the Regulations of the
Board. If requested by any Lender or the Agent, the Borrowers will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in
Regulation U.

          6.12. Investment Company. No Credit Party is an "investment company,"
or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C.
Section 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by each Borrower and the performance by each Borrower and the other Credit Parties of the transactions contemplated by

                                       50

the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

          6.13. Patents, Etc. Each Borrower and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person;

          6.14. No Untrue Statement. Neither (a) this Agreement nor any other
Loan Document or certificate or document executed and delivered by or on behalf of any Borrower or any other Credit Party in accordance with or pursuant to any
Loan Document nor (b) any written statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the
Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

          6.15. No Consents, Etc. Neither the respective businesses or properties of the Credit Parties or any Subsidiary, nor any relationship among the Credit Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any
Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

          6.16. Employee Benefit Plans.

          (a) Neither any Guarantor nor any Borrower or any of their respective
     Subsidiaries has or has ever sponsored any Employee Benefit Plan, any
     Single Employer Plan or any Multiemployer Plan, or had any obligation to fund any such plan;

          (b) Neither any Borrower nor any ERISA Affiliate has incurred any
     "accumulated funding deficiency" within the meaning of Section 412 of the
     Code or Section 302 of ERISA with respect to any Single Employer Plan, whether or not waived, during the six-year period to the date on which this representation is made or deemed made or any other liability to the PBGC which remains outstanding, in each case, in an amount that would be reasonably likely to have a Material Adverse Effect;

          (c) No Termination Event has occurred during the six-year period prior to the date on which this representation is made or deemed made or is reasonably expected to

                                       51

     occur with respect to any Single Employer Plan or Multiemployer Plan, neither any Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan that, in each case, could be reasonably expected to have a Material Adverse Effect; and

          (d) The present value of all accrued benefits under each Single
     Employer Plan (based on those assumptions used to fund such Single Employer
     Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made for each such plan, exceed the then current value of the assets of such Single Employer Plan allocable to such benefits by a material amount;

          6.17. No Default. As of the date hereof, there does not exist any
Default or Event of Default hereunder;

          6.18. Environmental Laws. Except as listed on Schedule 6.18, each
Borrower, each Guarantor and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals.
Except as listed on Schedule 6.18, neither any Borrower, any Guarantor nor any
Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither any Borrower, any Guarantor nor any
Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by any Borrower, any
Guarantor or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of any Borrower's, any Guarantor's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of any
Borrower, any Guarantor or any Subsidiary or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any
Environmental Law; and

          6.19. Employment Matters. No Borrower or Guarantor has or has ever had any employee other than officers thereof.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

          Unless the Required Lenders shall otherwise consent in writing,
Holdings, Irish Holdings and each Borrower will, and where applicable will cause each Guarantor and each Subsidiary (if any) to:

          7.1. Financial Reports, Etc.

          (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year, deliver or cause to be delivered to the Agent and each
     Lender audited consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal

                                       52

     Year, and the notes thereto (if any), and the relating audited consolidated statements of income, changes in stockholders' (or members') equity and cash flows, and the respective notes thereto (if any), for such Fiscal
     Year, setting forth comparative financial statements for the preceding year
     (if applicable), reported on by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing all prepared in accordance with GAAP and accompanied by a certificate of an Authorized
     Representative, which certificate shall be in the form of Exhibit H;

          (b) as soon as practical and in any event within 60 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender consolidated income statements of
     Parent and its Subsidiaries prepared in accordance with GAAP and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly, in all material respects, the financial position of Parent and its Subsidiaries and of each of the
     Borrowers and their respective Subsidiaries as of the end of such fiscal period and the results of their operations for such fiscal period;

          (c) as soon as practical and in any event within 30 days after the end of each calendar month, deliver or cause to be delivered to the Agent and each Lender a certificate of an Authorized Representative containing computations of the Borrowing Base, providing information about the
     Financed Aircraft, and stating that each Borrower is in compliance with the covenants and terms hereof and that no Default or Event of Default has occurred and is continuing, in each case as of the end of such month, which certificate shall be in the form of Exhibit R;

          (d) promptly upon their becoming available to Holdings, Irish Holdings or any Borrower, such Person shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Holdings, Irish Holdings, any Borrower, any Guarantor or
     any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by Holdings, Irish Holdings, any Borrower, any Guarantor or any
     Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to any
     Borrower, any Guarantor or any Subsidiary by independent accountants in connection with any annual, interim or special audit of any Borrower or any
     Subsidiary; and

          (e) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Holdings', Irish
     Holdings', any Borrower's, any Guarantor's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

Subject to Section 11.15, the Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any
Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any
Obligation permitted by this Agreement;

                                       53

          7.2. Maintain Properties. If a Financed Aircraft is not subject to an
Eligible Lease, maintain and make repairs to such Financed Aircraft in compliance with the requirements set forth in Section 3.4 of the Security
Agreement; and each Borrower, Guarantor and Subsidiary shall maintain all other properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such other properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information
(or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;

          7.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 8.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary;

          7.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien other than a
Permitted Lien against any of its properties;

          7.5. Insurance. Maintain or cause to be maintained with respect to each Financed Aircraft and all other Collateral the insurance described on
Exhibit L;

          7.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

          7.7. Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect any Aircraft, or any other property, corporate book or financial report of any Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants; and cause each Eligible Carrier to permit any
Person designated by any Lender or any Agent to inspect any Financed Aircraft, all at reasonable times, at reasonable intervals and with reasonable prior notice, subject to any restriction on inspection contained in an Eligible Lease with respect to such Financed Aircraft, provided that notwithstanding any such
Lease, (a) any Person designated by a Lender or the Agent may inspect such
Financed Aircraft at any reasonable time upon an event of default under such
Lease, and (b) upon any Event of Default, the Applicable Borrower will use its best efforts to cause the Applicable Carrier (and any other Person) to permit any Person designated by a Lender or the Agent to inspect such Financed Aircraft at any time;

          7.8. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any
Governmental Authority with respect to the conduct of its business;

                                       54

          7.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents;

          7.10. Covenants Extending to Other Persons. Cause each Guarantor and each of their respective Subsidiaries (if any) to do with respect to itself, its business and its assets, each of the things required of any Borrower in Sections
7.2 through 7.9, and 7.18 inclusive;

          7.11. Officer's Knowledge of Default. Upon any officer of any
Guarantor or any Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of any Borrower or any Subsidiary or other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action such Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto;

          7.12. Suits or Other Proceedings. Upon any officer of any Guarantor or any Borrower obtaining knowledge of any action, suit, litigation, investigation, or other proceeding being instituted or threatened against any Borrower or any
Subsidiary or other Credit Party, in any court or before any Governmental
Authority, or any attachment, levy, execution or other process being instituted against any assets of any Borrower or any Subsidiary or other Credit Party, making a claim or claims in an aggregate amount greater than $250,000, exclusive of punitive damages, not otherwise covered by insurance or that would otherwise be reasonably expected to have a Material Adverse Effect, promptly deliver to the Agent written notice thereof stating the nature and status of such action, suit, litigation, investigation, dispute, proceeding, levy, execution or other process;

          7.13. Notice of Environmental Complaint or Condition. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by any Borrower, any Guarantor or any Subsidiary relating to any (a) violation or alleged violation by any Borrower, any Guarantor or any Subsidiary of any applicable
Environmental Law; (b) release or threatened release by any Borrower, any
Guarantor or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of any Borrower, any Guarantor or any Subsidiary, or at any facility or property owned or leased or operated by any Borrower, any Guarantor or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of any Borrower, any Guarantor or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous
Materials;

          7.14. Environmental Compliance. If any Borrower, any Guarantor or any
Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that any Borrower, any Guarantor or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, any Borrower, any Guarantor and any Subsidiary
shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such

                                       55

Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability;

          7.15. Indemnification. Without limiting the generality of Section
11.9, Holdings, Irish Holdings and each Borrower hereby agrees jointly and severally to indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by any
Borrower or any Subsidiary or with respect to any property owned, operated or leased by any Borrower or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any
Hazardous Materials by or on behalf of any Borrower or any Subsidiary, or on or with respect to property owned or leased or operated by any Borrower or any
Subsidiary. The provisions of this Section 7.15 shall survive repayment of the
Obligations and expiration or termination of this Agreement;

          7.16. Further Assurances. At the Borrowers' cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this
Agreement, the Security Instruments and the other Loan Documents;

          7.17. Swap Agreements. Subject to Section 8.4, each Borrower may, in its sole discretion, maintain Swap Agreements in a notional amount not greater than Loans made to such Borrower and for a tenor not longer than the Eligible
Lease to which such Borrower's Aircraft is subject. If the termination date of any Swap Agreement falls after the first anniversary of the Stated Termination
Date, then such Swap Agreement shall provide for the settlement of such Swap
Agreement on such first anniversary unless such Borrower and the counterparty to such Swap Agreement shall agree to the assignment and assumption of all of the rights and obligations of the Borrower under such Swap Agreement by the issuer of the securities issued in a Permanent Capital Markets Financing the proceeds of which are applied to repay the related Loans;

          7.18. Continued Operations. Subject to Section 8.15, continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted;

          7.19. Maintenance of Aircraft; Other Covenants and Restrictions;
Non-Discrimination.

          (a) Ensure that any Lease with respect to any Financed Aircraft contains covenants and restrictions regarding the maintenance, alteration, replacement, pooling, sublease and (in the case of a Lease) return of such
     Aircraft by the Applicable Carrier, which covenants and restrictions satisfy the requirements of Schedule 7.19(a) hereto;

                                       56

          (b) Promptly and diligently take or cause to be taken all steps which a prudent international aircraft lessor or financier would reasonably take in light of all of the relevant circumstances to compel the relevant
     Eligible Carrier to comply with the terms of any Lease, or, if applicable and the Applicable Borrower is entitled to do so, to repossess the applicable Financed Aircraft (and, if a prudent international aircraft lessor or financier would determine it necessary or desirable, to de-register and export the same to a safe location) if any failure to comply with such Lease is not promptly remedied;

          7.20. Re-registration of Aircraft. Ensure that any Lease with respect to any Aircraft contain covenants and restrictions regarding re-registration of such Aircraft, which covenants and restrictions satisfy the requirements of the
Security Agreement;

          7.21. Servicer. Ensure that each Servicer continues to serve in compliance with the Servicing Agreement to which it is a party;

          7.22. Employee Benefit Plans. Without limiting the generality of
Section 8.9(a)) with reasonable promptness, and in any event within thirty (30)
days after any Borrower knows or has reason to know thereof, give notice to the
Agent of (a) the establishment of any Single Employer Plan (which notice shall include a copy of such plan), (b) the failure of any Borrower or any ERISA
Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date; (c) the occurrence of a Termination
Event with respect to any Single Employer Plan or Multiemployer Plan; and (d)
the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any
Multiemployer Plan;

          7.23. Accounts. Holdings, Irish Holdings, the Guarantors and the
Borrowers shall establish the Accounts as provided in the Lockbox Agreement and shall deposit all proceeds (including without limitation rent) from any Lease of any Financed Aircraft to the Accounts designated under the Lockbox Agreement;

          7.24. Eligible Lease; Lessee Notice. Deliver to the Agent promptly upon execution, any Lease entered into by any Borrower, together with a Lessee
Notice in connection with such Lease, the opinion referred to in Section
5.3(e)(iii) and the evidence referred to in Section 5.3(e)(x); and

          7.25. Conditions Subsequent to Closing. Deliver to the Agent on the
borrowing date immediately following the Closing Date but in no event later than
[October 31, 2005], (i) the favorable written opinion or opinions with respect to those additional required Security Instruments governed under Bermuda, Irish or French law, addressed to the Agent (on behalf of itself and the Lenders), substantially in the form of Exhibit G-1 or otherwise reasonably satisfactory to special counsel to the Agent and (ii) any related resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) required in connection with clause (i) above.

                                       57

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

          Until the Obligations have been paid and satisfied in full and this
Agreement has been terminated in accordance with the terms hereof, unless the
Required Lenders shall otherwise consent in writing, none of Holdings, Irish
Holdings or any Borrower will, nor will any such Person permit any Guarantor or any Subsidiary (if any) to:

          8.1. Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, except for Acquisition of a Subsidiary as permitted by Section 8.6;

          8.2. Capital Expenditures. Make or become committed to make any
Capital Expenditures, except for Capital Expenditures to maintain or purchase
Eligible Aircraft or in connection with Approved Improvements and Qualified
Conversions;

          8.3. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to (a) any property or assets now owned or hereafter acquired by any Borrower, any Guarantor or any Subsidiary or (b) any Financed Aircraft, except the following (the "Permitted Liens"):

               (i) Liens created under the Security Instruments in favor of the
          Agent and the Lenders; and Liens arising under the Eligible Leases in favor of the Applicable Intermediary (as lessor) or the Applicable
          Borrower which Liens in each case have been assigned to the Agent;

               (ii) Liens set forth in Schedule 6.7;

               (iii) Liens imposed by law for Taxes (A) not yet due or (B) which are being contested in good faith by appropriate proceedings diligently conducted, each of which Liens in clause (B) above shall be fully bonded over, to the reasonable satisfaction of the Agent;

               (iv) statutory Liens of landlords and Liens of mechanics,
          materialmen and other Liens imposed by law or created in the ordinary course of business and (i) in existence less than 90 days from the date of creation thereof for amounts not yet due or (ii) which are being contested in good faith by appropriate proceedings diligently conducted, which are inferior in respect of the Collateral to the
          Liens conferred under the Security Instruments or have been fully bonded over to the reasonable satisfaction of the Agent, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

               (v) Liens arising out of any judgment or award with respect to which an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings diligently conducted, and with respect to which a stay of execution is in effect;

                                       58

               (vi) Liens created by the Applicable Carrier under an Eligible
          Lease that are not subject to clause (vii) below, which Liens are created without the knowledge of the Applicable Borrower and are released or fully bonded over to the reasonable satisfaction of the
          Agent within 30 days after the Applicable Borrower has notice or knowledge of any such Lien;

               (vii) with respect to any Lease and the related Aircraft, (i) any
          "Permitted Liens" (as defined in or the equivalent term in such Lease
          Agreement and as agreed to by the Agent) (except a Permitted Lien that is a Lessor Lien (as defined in or the equivalent term in such Lease
          Agreement)), and (ii) any other Lien created by a Lessee, a sublessee of a Lessee or any Person claiming by or through a Lessee or sublessee, in each case in this clause (ii) as agreed to by the Agent;
          provided, that with respect to Liens of the type listed in clause
          (ii), such Lien is being contested in good faith by appropriate proceedings or, upon the Applicable Borrower receiving notice or knowledge of such Lien, such Applicable Borrower is diligently and promptly enforcing the lessor's rights against the Lessee;

               (viii) any head lease in respect of any Aircraft; provided that, except in the case of the head lease in respect of the Financed
          Aircraft with manufacturer's serial number 967, the lessor and lessee thereunder are Borrowing Affiliates or Guarantors;

               (ix) any Lien from air navigation authority, airport tending, gate or handling (or similar) charges or levies (A) not yet overdue or
          (B) which are being contested in good faith by appropriate proceedings, each of which Liens in clause (B) above shall be fully bonded over, to the reasonable satisfaction of the Agent;

               (x) Liens securing Indebtedness described in Section 8.4(b);

               (xi) Liens securing Indebtedness described in Section 8.4(f); and

               (xii) Liens granted by a Credit Party in favor of a Lender or an
          Affiliate of a Lender securing the Rate Hedging Obligations of such
          Credit Party to such Lender or Affiliate.

          8.4. Indebtedness. Incur, create, assume or permit to exist any
Indebtedness of Holdings, Irish Holdings, any Borrower, any Guarantor or any
Subsidiary, howsoever evidenced, except:

          (a) Indebtedness owing to (including guaranties in favor of) the Agent or any Lender in connection with this Agreement, any Note or other Loan
     Document or, in the case of ABH 12, the ABH 12-JPM Swap Agreement in an aggregate notional amount not to exceed $400,000,000;

          (b) In the case of each such Person other than ABH 12, the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                                       59

          (c) In the case of each such Person other than ABH 12, Indebtedness arising from Swap Agreements permitted under Section 7.17; provided that the aggregate notional amount of Swap Agreements, including the ABH 12-JPM
     Swap Agreement, shall not exceed $400,000,000;

          (d) In the case of each such Person other than Holdings and Irish
     Holdings, unsecured intercompany Indebtedness for loans and advances made by Holdings, Irish Holdings or any Beneficial Owner to a Borrower or a
     Guarantor, provided that such intercompany Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Agent which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Agent;

          (e) In the case of each such Person other than Holdings and Irish
     Holdings, Contingent Obligations of any Borrower in support of any
     Subsidiary;

          (f) Contingent Obligations of Holdings, Irish Holdings or any Borrower
     in support of Indebtedness incurred in connection with the Contribution
     Agreement Guaranty;

          (g) In the case of Holdings, Irish Holdings and any Borrower,
     Contingent Obligations in support of any Subsidiary in connection with an
     Eligible Lease pursuant to which such Subsidiary is the lessor; and

          (h) Indebtedness incurred by Holdings pursuant to the Contribution
     Agreement; provided however, that none of Holdings, Irish Holdings or any
     Borrower shall make any payment under the Contribution Agreement to ABH 12 unless the Agent shall be satisfied that the proceeds of each payment under the Contribution Agreement will be applied by ABH 12 to satisfy its obligations under the ABH 12-JPM Swap Agreement.

          8.5. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of any Borrower, any Guarantor or any Subsidiary other than (a)
leases of Aircraft under Eligible Leases, (b) sales of Aircraft, or sales of all of the beneficial interest or ownership of a Beneficial Owner or a Borrower or
(c) Engine swaps, interchange or pooling arrangements to the extent permitted under any Eligible Lease, provided in each case that (i) the purchaser of such
Aircraft or beneficial interest shall have acknowledged receipt of the
Applicable Borrower's irrevocable instruction to pay the sales price for such
Aircraft or beneficial interest directly to the Collection Account identified in the Lockbox Agreement to which the Applicable Borrower is a party, (ii) the net proceeds of such sales are promptly applied in accordance with Section 2.3(b), and (iii) at the time of any such sale the requirements of Section 2.13 for release of the respective Borrower or Guarantor have been satisfied;

          8.6. Subsidiaries; Investments. Own, create or permit to exist any
Subsidiary (except that a Guarantor may own beneficial interests in, or (subject to Section 8.4(d)) make advances to, a Borrower or another Guarantor and a
Borrower may own the Applicable Intermediary), or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other

                                       60

Person or permit to exist any loans or advances to any Person, other than loans referred to in Section 8.4(d);

          8.7. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets without the consent of the Agent, except as permitted by Section 8.5 and except in the case of a Borrower or Guarantor that simultaneously terminates its status as a Borrower or Guarantor hereunder in accordance with Section 2.13;

          8.8. Transactions with Affiliates. Other than transactions permitted under Section 8.7, enter into any transaction after the Initial Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of any Borrower or of any Guarantor, except (a) that such Persons may render services to a Borrower, a Guarantor or their Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that a Borrower, a Guarantor or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by such Borrower, such Guarantor or such Subsidiary, (c)
in either case in the ordinary course of business and pursuant to the reasonable requirements of a Borrower's (or a Guarantor's or any Subsidiary's) business consistent with past practice of such Borrower or such Guarantor and its
Subsidiaries and upon fair and reasonable terms no less favorable to such
Borrower (or such Guarantor or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate, and (d)
subject to Section 8.18, the Servicer may render the services described in the
Servicing Agreement for the fees set forth therein;

          8.9. Employee Benefit Plans; ERISA Affiliates; Employees. Sponsor any
Employee Benefit Plan or any Multiemployer Plan or agree to have any obligation to fund any such plan, or hire or retain any employee other than officers thereof;

          8.10. Fiscal Year. Change its Fiscal Year, or have any fiscal year other than the Fiscal Year;

          8.11. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a transaction permitted pursuant to Section 8.7;

          8.12. Change in Control. Cause, suffer or permit to exist or occur any
Change of Control;

          8.13. Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided that any Eligible Lease may contain such a prohibition or limitation so long as the prohibition or limitation does not apply to any Lien granted in favor of the Agent or any Lender pursuant to the
Loan Documents;

                                       61

          8.14. Partnerships. Become a general partner in any general or limited partnership;

          8.15. Business and Operations. Engage in any (i) business or operations other than the ownership, financing, leasing and sale of Aircraft or the ownership of a Borrower, a Guarantor or Applicable Intermediary engaged in such business or operations, or matters reasonably incidental thereto, or the performance of the Loan Documents, provided, however, that, except as otherwise provided in Section 2.1(a), no Borrower that owns or is the Applicable Borrower with respect to any Aircraft may own or be the Applicable Borrower with respect to any other Aircraft and (ii) business in Bermuda or Ireland other than the performance of its obligations under the Loan Documents;

          8.16. Ownership, Operation and Leasing of Financed Aircraft.

          (a) Permit any Person other than a Borrower (or a Beneficial Owner solely by virtue of its beneficial interest in the respective Borrower) to own beneficially or of record any Financed Aircraft;

          (b) Permit any Financed Aircraft to be leased, subleased or chartered to any Person other than the Applicable Carrier or the Applicable
     Intermediary, or to be operated by any Person other than the Applicable
     Borrower or the Applicable Carrier, except as permitted in the Security
     Agreement or any Lease;

          (c) Permit any Financed Aircraft to be leased to an Eligible Carrier except under the terms of an Eligible Lease;

          (d) Permit any Financed Aircraft to be flown into or located in any country (or part thereof) if as a result thereof such Financed Aircraft would not be covered by insurance;

          8.17. Servicing Agreements.

          (a) Amend, modify or supplement either Servicing Agreement in any material respect without the consent of the Agent;

          (b) Except as otherwise agreed by the Agent, pay any management or other fee to Holdings, Irish Holdings or any Affiliate other than payment of servicing fees under either Servicing Agreement to the extent permitted in the Lockbox Agreement; or

          (c) Commit or permit any material breach of either Servicing
     Agreement; or

          8.18. Representations Regarding Agent and Lenders. Represent or hold out, or permit any Applicable Carrier to represent or hold out, the Agent or any
Lender as (a) the owner of any Financed Aircraft, (b) carrying goods or passengers on any such Financed Aircraft, or (c) being in any way responsible for any operation of carriage (whether for hire or reward or gratuitously) which may be undertaken by any Borrower, Guarantor, Subsidiary or Applicable Carrier;
or

                                       62

          8.19. Holdings; Irish Holdings. In the case of Holdings and Irish
Holdings, conduct, transact or otherwise engage in any business or operations other than those incidental to its voting, equity, beneficial or any other ownership interests of each Borrower and the performance of the Loan Documents;
or

          8.20. Organizational Documents. No Credit Party shall amend its
Organizational Documents without the consent of the Lenders and the Collateral
Agent (as defined in the Security Agreement for such Credit Party).

                                   ARTICLE IX

                       EVENTS OF DEFAULT AND ACCELERATION

          9.1. Events of Default. If any one or more of the following events
(herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any
Governmental Authority), that is to say:

          (a) if default shall be made in the due and punctual payment of the principal of any Loan or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II, at maturity, by acceleration or otherwise; or

          (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent within three (3)
     Business Days after the date on which the same shall be due and payable; or

          (c) if default shall be made in the performance or observance of any covenant set forth in Section 7.5, 7.11, 7.12, 7.24 or Article VIII; or

          (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this
     Agreement (other than as described in clauses (a), (b) or (c) above), or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other
     Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent (acting in any capacity) or any of the Lenders or delivered to the Agent (acting in any capacity) or any of the Lenders in connection with or pursuant to this
     Agreement or any of the Obligations, and such default shall continue for 30 or more days after the earlier of receipt of notice of such default to an
     Authorized Representative from the Agent (acting in any capacity) or an officer of any Borrower becomes aware of such default, or if any Loan
     Document ceases to be in full force and effect (other than by reason of any action by the Agent (acting in any capacity)), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the

                                       63

     absence of default or by reason of any action by the Lenders or the Agent
     (acting in any capacity)); or

          (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other
     Obligations) of Holdings, Irish Holdings, ABH 12 or any Borrower or any
     Subsidiary, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or
     Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by any Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by Holdings, Irish
     Holdings, ABH 12 or any Borrower or any Subsidiary, and such default or event of default under clause (i), (ii) or (iii) above shall continue for more than the period of grace, if any, therein specified, or such default or event of default under clause (i), (ii) or (iii) above shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

          (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent (acting in any capacity) or any Lender by or on behalf of any Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

          (g) if, taken as a whole, Holdings, Irish Holdings, the Borrowers, the
     Subsidiaries and the other Credit Parties shall be unable to pay their debts generally as they become due; or Holdings, Irish Holdings, any
     Borrower, any Subsidiary or other Credit Party shall file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, examiner, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization, examination or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

          (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, examiner, liquidator or conservator of any Borrower, any Subsidiary or other Credit
     Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against any Borrower, any
     Subsidiary or other Credit Party seeking liquidation, reorganization, examination or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or
     if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any
     Borrower, any Subsidiary or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is

                                       64

     commenced against any Borrower, any Subsidiary or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if any
     Borrower, any Subsidiary or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

          (i) if any Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of any Borrower or such Subsidiary for a period of more than 60 days; or

          (j) if this Agreement or any other Loan Document shall for any reason not be, or be asserted by any Borrower or any other Credit Party or
     Subsidiary not to be, a legal, valid and binding obligation of any Borrower or any Credit Party (as the case may be) enforceable in accordance with its terms; or

          (k) (i) if any Lien of the Agent pursuant to any Loan Document shall for any reason not be, or be asserted by any Borrower or any other Credit
     Party or Subsidiary not to be a valid, first priority perfected Lien on the
     Collateral identified therein (except to the extent that such Lien is not required hereunder or under the Security Agreement to be a valid, first priority perfected Lien on such Collateral), subject to no other Liens except Permitted Liens; or (ii) the Contribution Agreement shall for any reason not be, or be asserted by the Parent, Holdings or any other Credit
     Party not to be valid, binding and enforceable against Holdings or any other Credit Party; or

          (l) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any
     Employee Benefit Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a
     Single Employer Plan shall arise on the assets of any Borrower, (iii) a
     Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Single Employer Plan for purposes of Title IV of
     ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title
     IV of ERISA, (v) any Borrower or any ERISA Affiliate shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or
     Reorganization of, a Multemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Employee Benefit Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall continue to exist and not have been cured or waived,

                                       65

               (A) either or both of the following actions may be taken: (i) the
          Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the
          Lenders to make further Loans terminated, whereupon the obligation of each Lender to make further Loans hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required
          Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of any Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the
          Lenders to make Loans hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required
          Lenders or notice to the Agent or the Lenders;

               (B) each Borrower shall, upon demand of the Agent or the Required
          Lenders, promptly cause to be performed at Borrowers' expense by independent certified public accountants acceptable to the Agent an audit of all Financed Aircraft; and

               (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law, including without limitation all of the rights and remedies of a secured party under any applicable Uniform Commercial
          Code, the FAA Act, the Convention or any other applicable law.

          9.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the
Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

          9.3. Cumulative Rights. No right or remedy herein conferred upon the
Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

          9.4. No Waiver. No course of dealing between any Borrower and any
Lender or the Agent or any failure or delay on the part of any Lender or the
Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall

                                       66

operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

          9.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Loans has been accelerated pursuant to
Article IX hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by any Borrower hereunder, shall be applied by the Agent in the following order (or in such manner as the Required Lenders may determine):

          (a) amounts due to the Lenders pursuant to Sections 2.10 and 11.5;

          (b) amounts due to the Agent pursuant to Section 10.8;

          (c) payments of interest on Loans, to be applied for the ratable benefit of the Lenders and amounts due to any of the Lenders in respect of
     Obligations consisting of liabilities under the ABH 12-JPM Swap Agreement and paid from contributions to ABH 12 pursuant to the Contribution
     Agreement and the Contribution Agreement Guaranty or any Swap Agreement
     with any of the Lenders on a pro rata basis according to the amounts owed;

          (d) payments of principal of Loans, to be applied for the ratable benefit of the Lenders;

          (e) amounts due to the Lenders pursuant to Sections 7.15 and 11.9;

          (f) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

          (g) any surplus remaining after application as provided for herein, to any Borrower or otherwise as may be required by applicable law.

          9.6. Activities of Eligible Carriers. Notwithstanding anything contained in this Agreement or any other Loan Document, the Credit Parties shall not be deemed to be in breach of their respective obligations hereunder or thereunder with respect to the care, maintenance, alteration, possession, return, replacement, pooling, subleasing, use or operation of any Financed
Aircraft or any part thereof subject to an Eligible Lease by virtue of a default by the Applicable Carrier under such Eligible Lease so long as each of the following conditions is satisfied:

          (a) such default by the Applicable Carrier is not within the control of any Credit Party;

          (b) the Credit Parties are in compliance with Section 7.19; and

          (c) such default does not relate to any use or location of an Aircraft in any jurisdiction that constitutes an Event of Default hereunder, any failure to make any payment required by this Agreement or any other Loan
     Document when due hereunder or thereunder, or any failure to maintain any insurance required under this Agreement or any

                                       67

     other Loan Document, any failure to maintain perfection of the Agent's Lien on any Collateral.

                                   ARTICLE X

                                    THE AGENT

          10.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this
Agreement and the other Loan Documents, as "Mortgagee" under each Security
Agreement and as "Security Agent" under each Lockbox Agreement (references in this Article X to the term "Agent" being deemed to include as well such other capacities), with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of
Section 10.6 hereof shall include its affiliates and its own and its affiliates'
officers, directors, employees, and agents):

          (a) shall not have any duties or responsibilities except those expressly set forth in the Loan Documents and shall not be a trustee or fiduciary for any Lender;

          (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan
     Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

          (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

          (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

          (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

          10.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or facsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and

                                       68

statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and
Acceptance executed in accordance with Section 11.1 hereof. As to any matters not expressly provided for by the Loan Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the
Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

          10.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or a Borrower specifying such Default or
Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or
Event of Default, the Agent shall give prompt notice thereof to the Lenders. The
Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required
Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of
Default as it shall deem advisable in the best interest of the Lenders.

          10.4. Rights as Lender. With respect to its Revolving Credit
Commitment and the Loans made by it, JPMCB (and any successor acting as Agent)
in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The
Agent and its affiliates may (without having to account therefor to any Lender)
accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any
Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and JPMCB (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its
Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          10.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.9 hereof, but without limiting the obligations of any Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any
Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of

                                       69

the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by any Borrower under
Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by any Borrower. The agreements contained in this Section
10.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

          10.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any
Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

          10.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the
Required Lenders shall have the right to appoint a successor Agent, subject (so long as no Default or Event of Default has occurred and is continuing) to the written consent of an Authorized Representative, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the
Required Lenders and shall have accepted such appointment within thirty (30)
days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of
America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article
X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          10.8. Fees. The Borrowers agree, jointly and severally, to pay to the
Agent, for its individual account, an Agent's fee as from time to time agreed to by any Borrower and the Agent in writing.

                                   ARTICLE XI

                                  MISCELLANEOUS

          11.1. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its
Loans, its Note, and its Revolving Credit Commitment); provided, however, that

                                       70

               (i) each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this
          Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

               (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement; and

               (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500 (which amount shall not be payable by any Borrower);

               (v) except in the case of an assignment to another Lender, any assignment of all or any portion of the Revolving Credit Commitment shall require the consent of the Agent and, unless a Default or Event of Default has occurred and is continuing, an Authorized
          Representative, such consent in each case not to be unreasonably withheld; and

               (vi) neither any Borrower nor Holdings nor Irish Holdings shall incur any greater expense or liabilities (including, without limitation, indemnities and increased costs) than it would have incurred had such assignment not taken place.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new
Notes are issued to the assignor and the assignee. If the assignee is a Non-U.S.
Lender, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

          (b) The Agent shall maintain at its address referred to in Section
     11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the
     Lenders and the Revolving Credit Commitment of, and principal amount of the
     Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each
     Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing

                                       71

     fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such
     Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

          (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit
     Commitment or its Loans); provided, however, that (i) such Lender s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article IV and the right of set-off contained in Section 11.3, (iv) no Borrower shall have any greater obligation to a participant than it would have had to such
     Lender in the absence of the existence of such participant and (v) each
     Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of any Borrower relating to its Loans and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest or fees are payable on such Loans, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans, releasing all or substantially all of the
     Collateral (except for a release of Collateral in accordance with Section
     2.13), releasing any Guarantor (except for a release of a Guarantor in accordance with Section 2.13), or extending or increasing its Revolving
     Credit Commitment).

          (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its
     Loans to any Federal Reserve Bank as collateral security pursuant to
     Regulation A and any Operating Circular issued by such Federal Reserve
     Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (f) Any Lender may furnish any information concerning any Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.15.

          11.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid by certified or registered mail, return receipt requested, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, Irish Holdings, the Borrowers and the Agent,
and as set forth in an administrative questionnaire delivered to the Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto

          (a) if to Holdings or any Borrower:

               to Holdings or such Borrower

                                       72

               c/o Aircastle Advisor LLC
               300 First Stamford Place - Fifth Floor
               Stamford, CT 06902
               Attn: Lease Management
               E-Mail: leasemanagement@aircastleinv.com
               Facsimile Number: (917) 591-9106
               Confirmation Number: (203) 504-1020

          (b) if to Irish Holdings or any Borrower organized under the laws of
     Ireland:

               c/o Aircastle Advisor (Ireland) Limited
               Bracetown Business Park
               Clonee, Co. Meath, Ireland
               Telephone: 011-353-1-877-2740
               Facsimile: 011-353-1-877-2750

               with a copy to:
               Aircastle Advisor LLC
               300 First Stamford Place - Fifth Floor
               Stamford, CT 06902
               Attn: Lease Management
               E-Mail: leasemanagement@aircastleinv.com
               Facsimile Number: (917) 591-9106
               Confirmation Number: (203) 504-1020

          (c) if to the Agent:

               JPMorgan Chase Bank, N.A.
               1111 Fannin Street, 10th Floor
               Houston, TX 77002
               Attention: Michael Chau
               Telephone: (713) 750-7913
               Facsimile: (713) 750-2938
               Electronic Mail: Michael.v.chau@jpmchase.com

               with a copy to:

               JPMorgan Chase Bank, N.A
               270 Park Avenue, 15th Floor
               New York, New York 10017
               Attention: Vilma Francis
               Telephone: (212) 270-5484
               Facsimile: (212) 270-4016
               Electronic Mail: Vilma.francis@jpmorgan.com

                                       73

          (d) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

          11.3. Right of Set-off; Adjustments.

          (a) Upon the occurrence and during the continuance of any Event of
     Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of any Borrower against any and all of the obligations of any
     Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
     Section 11.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

          (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 11.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrowers in the amount of such participation.

          11.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and any Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Loan hereunder or any Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this
Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements

                                       74

by or on behalf of any Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

          11.5. Expenses. Holdings, Irish Holdings and each Borrower agree, jointly and severally, to pay on demand (subject, in the case of preparation, execution, delivery and administration costs, to the Fee Letter), all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, subject to any cap that may have otherwise been agreed, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (excluding the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents.
Holdings, Irish Holdings and each Borrower further agree, jointly and severally, to pay on demand all costs and expenses of the Agent and the Lenders, if any
(including, without limitation, reasonable external attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

          11.6. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and each Lender (and, if
Article X or the rights or duties of the Agent are affected thereby, by the
Agent);

          No notice to or demand on any Borrower in any case shall entitle such
Borrower or any other Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein.
No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

          11.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

          11.8. Return of Funds. If after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and each
Borrower, jointly and severally, shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

                                       75

          11.9. Indemnification; Limitation of Liability.

          (a) Holdings, Irish Holdings and each Borrower, jointly and severally, agree to indemnify and hold harmless the Agent (which term for purposes of this Section 11.9 includes the "Mortgagee" under each Security Agreement and the "Security Agent" under each Lockbox Agreement) and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable external attorneys'
     fees, but excluding principal and accrued interest on any Loan) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan
     Documents, any of the transactions contemplated herein, any Aircraft or other Collateral, any possession, performance, transportation, management, sale, ownership, registration, mortgage, charging, control, maintenance, service, repair, design, testing, defect, overhaul, purchase, bearing, use or operation of any Aircraft or other Collateral, or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such
     Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Holdings, Irish
     Holdings, any Borrower, its directors, shareholders or creditors or an
     Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Holdings, Irish Holdings and each Borrower agree that no
     Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any
     Guarantor or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated in any Loan
     Document, except to the extent that such liability directly results from such Indemnified Party's gross negligence or willful misconduct. Holding,
     Irish Holdings and each Borrower agree not to assert any claim against the
     Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

          (b) Without prejudice to the survival of any other agreement of
     Holdings, Irish Holdings or any Borrower hereunder, the agreements and obligations of Holdings, Irish Holdings and each Borrower contained in this
     Section 11.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

          (c) Except as expressly provided herein, each Lender, each Borrower and the Agent agree that this Agreement and each other Loan Document entered into by a Holdings Subsidiary Trust is executed by a Qualified
     Trustee, not individually but solely as Trustee under a Trust Agreement in the exercise of the power and authority conferred

                                       76

     and vested in it as such Trustee, that each and all of the representations, undertakings and agreements by a Qualified Trustee, or for the purpose or with the intention of binding a Qualified Trustee, are made and intended for the purpose of binding only the Trust Estates (and, to the extent any
     Lender, Borrower or Agent has an interest therein, any liability insurance proceeds), and that in no case whatsoever shall any Qualified Trustee be personally liable for any loss in respect of such representations, undertakings and agreements, that nothing herein contained shall be construed as creating any liability on any Qualified Trustee individually or personally, to perform any covenant, either express or implied, herein, all such liability, if any, being expressly waived by each Lender, each
     Borrower and the Agent and by each and every Person now or hereafter claiming by, through or under such Persons except with respect to the gross negligence or willful misconduct of such Qualified Trustee or for any Liens on the Collateral arising from, through or under such Qualified Trustee in its individual capacity, and that so far as any Qualified Trustee, individually or personally is concerned, each Lender, each Borrower and the
     Agent and any Person claiming by, through or under such Persons shall look solely, except as provided above, to the Trust Estates (and, to the extent any Lender, Borrower or Agent has an interest therein, any liability insurance proceeds), for the performance of any obligation under this
     Credit Agreement and the other Loan Documents. The term "Trustee" as used in this Section 11.9(c) shall include any Qualified Trustee succeeding a
     Qualified Trustee, as trustee under a Trust Agreement. Any obligation of any Holdings Subsidiary Trust hereunder or under the other Loan Documents may be performed by a Beneficial Owner, and any such performance shall not be construed as revocation of the trust created by any Trust Agreement.

          11.10. Severability. If any provision of this Agreement or the other
Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

          11.11. Entire Agreement. This Agreement, together with the other Loan
Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, and other communications between or among the parties, both oral and written, with respect thereto.

          11.12. Payments. All principal, interest, and other amounts to be paid by any Borrower under this Agreement and the other Loan Documents shall be paid to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of
"Interest Period" herein, whenever any payment under this Agreement or any other
Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

          11.13. Confidentiality. The Agent and each Lender (each, a "Lending
Party") agrees to keep confidential any information furnished or made available to it by Holdings, Irish Holdings or any Affiliate of Holdings or Irish Holdings
pursuant to or in connection with this

                                       77

Agreement or the other Loan Documents; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other
Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate or any Lending
Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending
Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending
Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other
Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

          11.14. Governing Law; Waiver of Jury Trial.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK.

          (b) HOLDINGS, IRISH HOLDINGS AND EACH BORROWER HEREBY EXPRESSLY AND
IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT
OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE
INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK,
STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY
OF THIS AGREEMENT, HOLDINGS AND EACH BORROWER EXPRESSLY WAIVES ANY OBJECTION
THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE
OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT,
ACTION OR PROCEEDING, AND HOLDINGS AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS
GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH
SUIT, ACTION OR PROCEEDING.

          (c) HOLDINGS, IRISH HOLDINGS AND EACH BORROWER AGREES THAT SERVICE OF
PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT
OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED
OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF HOLDINGS OR SUCH BORROWER
PROVIDED IN SECTION 11.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER
THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

          (d) NOTHING CONTAINED IN SUBSECTIONS (A) OR (B) HEREOF SHALL PRECLUDE
THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT
OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY OTHER JURISDICTION. TO
THE EXTENT

                                       78

PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, HOLDINGS, IRISH
HOLDINGS AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY
SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR
PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY
BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER
APPLICABLE LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR
REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT,
DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN
CONNECTION THEREWITH, HOLDINGS, IRISH HOLDINGS, THE BORROWERS, THE AGENT AND THE
LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH
ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND
HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT
SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

          11.15. USA PATRIOT Act. Each Lender hereby notifies Holdings, Irish
Holdings and each Borrower that pursuant to the requirements of the USA Patriot
Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the
"Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Act.

                                       79

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                             AIRCASTLE INVESTMENT HOLDINGS LIMITED

                             AIRCASTLE IRELAND NO. 1 LIMITED

                             ABH 12 LIMITED

                             AIRCASTLE BERMUDA HOLDING II LIMITED

                             AIRCASTLE BERMUDA HOLDING III LIMITED

                             AIRCASTLE BERMUDA HOLDING VII LIMITED

                             AIRCASTLE BERMUDA HOLDING VIII LIMITED

                             By: /s/ David R. Walton
                                 -----------------------------------------------
                                 Name: David R. Walton
                                       -----------------------------------------
                                 Title: General Counsel and Assistant Secretary
                                        ----------------------------------------

   Signature Page to the Aircastle Third Amended and Restated Credit Agreement

                                        CONSTELLATION AIRCRAFT LEASING (FRANCE)
                                        SARL

                                        By: /s/ David R. Walton
                                            ------------------------------------
                                            Name: David R. Walton
                                                  ------------------------------
                                            Title: Attorney in Fact
                                                   -----------------------------

   Signature Page to the Aircastle Third Amended and Restated Credit Agreement

                                        INTREPID AIRCRAFT LEASING (FRANCE) SARL

                                        By: /s/ David R. Walton
                                            ------------------------------------
                                            Name: David R. Walton
                                                  ------------------------------
                                            Title: Attorney in Fact
                                                   -----------------------------

  Signature Page to the Aircastle Third Amended and Restated Credit Agreement

                                        CONSTITUTION AIRCRAFT LEASING (IRELAND)
                                        LIMITED

                                        By: /s/ Ron Wainshal
                                            ------------------------------------
                                            Name: Ron Wainshal
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

   Signature Page to the Aircastle Third Amended and Restated Credit Agreement

                                        WELLS FARGO BANK NORTHWEST, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity but solely as Owner Trustee
                                        under the Trust Agreements to which it
                                        is a party

                                        By: /s/ Val T. Orton
                                            ------------------------------------
                                            Name: Val T. Orton
                                                  ------------------------------
                                            Title: Vice President
                                                   -----------------------------

   Signature Page to the Aircastle Third Amended and Restated Credit Agreement

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Owner Trustee under the Trust
                                        Agreements to which it is a party

                                        By: /s/ Val T. Orton
                                            ------------------------------------
                                            Name: Val T. Orton
                                                  ------------------------------
                                            Title: Vice President
                                                   -----------------------------

   Signature Page to the Aircastle Third Amended and Restated Credit Agreement

                                        JPMORGAN CHASE BANK, N.A., as Agent and
                                        as a Lender

                                        By: /s/ Matthew H. Massie
                                            ------------------------------------
                                            Name: Matthew H. Massie
                                                  ------------------------------
                                            Title: Managing Director
                                                   -----------------------------

   Signature Page to the Aircastle Third Amended and Restated Credit Agreement

                                        BEAR STEARNS CORPORATE LENDING INC.,
                                        as a Lender

                                        By: /s/ Victor Bulzacchelli
                                            ------------------------------------
                                            Name: Victor Bulzacchelli
                                                  ------------------------------
                                            Title: Vice President
                                                   -----------------------------

   Signature Page to the Aircastle Third Amended and Restated Credit Agreement

                                    EXHIBIT N

                        Form of Parent Support Agreement

              SECOND AMENDED AND RESTATED PARENT SUPPORT AGREEMENT

                                                                October 24, 2005

TO:  JPMORGAN CHASE BANK, N.A. in its capacity as agent for the Lenders under the Credit Agreement referred to herein (in such capacity, and together with any successor agent appointed in accordance with the terms of such
     Credit Agreement, the "Agent").

Ladies and Gentlemen:

          (a) In order to induce the Agent and the Lenders to enter into the
Third Amended and Restated Credit Agreement, dated as of October 24, 2005 (as may be further amended, modified or restated from time to time, the "Credit
Agreement") among certain Holdings Subsidiary Trusts and Holdings SPCs designated as Borrowers thereunder, the Lenders and the Agent, Aircastle
Investment Limited, an exempted company organized and existing under the laws of
Bermuda ("Parent"), hereby agrees (i) not to commence any "case" (as defined in
Title 11 of the United States Code) against any Credit Party and also agrees not to cause or permit a Credit Party to commence any such "case", (ii) to cause each Credit Party to comply with the provisions of Section 2.3(b)(i) and Article
VIII of the Credit Agreement and (iii) in connection with the ABH 12 Swap
Agreement to cause ABH 12 to deliver to the counterparty thereto any collateral required thereunder.

          This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

          This Agreement shall be binding upon the successors and assigns of the
Parent and shall be governed, construed, applied and enforced in accordance with the internal laws of the State of New York, and no defense given or allowed by the laws of any other state or country shall be interposed in any action hereon unless such defense is given or allowed by the laws of the State of New York.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Aircastle Investment Limited has executed and delivered this letter as of the day and year first above written.

                                        AIRCASTLE INVESTMENT LIMITED

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------